UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
  ___________________________________
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Filed by a Party other than the Registrant   ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HILLMAN SOLUTIONS CORP.
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF 2025 ANNUAL MEETING To be held June 3, 2025

FELLOW HILLMAN STOCKHOLDERS:
We are pleased to invite you to join us for Hillman’s 2025 Annual Meeting of Stockholders on June 3, 2025 at 8:30 a.m. Eastern Time. In order to make the meeting more accessible for investors, the 2025 Annual Meeting of Stockholders will be conducted via webcast only. You will be able to participate in the virtual meeting online, vote your shares electronically, examine our list of stockholders, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/HLMN2025.

When

June 3, 2025 at 8:30 a.m. Eastern Time.
ITEMS OF BUSINESS:		Where
01	Elect three directors, each for a term that expires in 2026.
Online at: www.virtualshareholdermeeting.com/HLMN2025

02	Approve, by non-binding vote, the compensation of our named executive officers.
03	Approve an increase in number of shares reserved under our 2021 Equity Incentive Plan.	Who Can Vote
04	Approve an increase in number of shares reserved under our Employee Stock Purchase Program.	Holders of Hillman common stock at the close of business on the record date of April 8, 2025 are entitled to notice of and to vote at the meeting.
05	Ratify the selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2025.
06	Transact other business as may properly come before the meeting.

ATTENDING THE MEETING
Stockholders holding shares at the close of business on the record date may attend the virtual meeting. You will be able to attend the Annual Meeting, vote, examine our list of stockholders, and submit your questions 15 minutes in advance of, and in real-time during, the meeting by a live audio webcast by visiting www.virtualshareholdermeeting.com/HLMN2025. To participate in the meeting, you must have your sixteen-digit control number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive the proxy materials by mail. You will not be able to attend the Annual Meeting in person.

Ways to Vote
Your vote is important! Please vote your proxy in one of the following ways:

By internet By visiting www.proxyvote.com.	By telephone By calling the number on your proxy card or voting instruction form.	By mail By marking, signing, dating, and mailing your proxy card if you requested printed materials, or your voting instruction form. No postage is required if mailed in the United States.	By mobile By scanning the QR code on your proxy card, notice of internet availability of proxy materials, or voting instruction form.	Real time By voting electronically during the virtual Annual Meeting at www.virtualshareholdermeeting.com/HLMN2025.

We appreciate your continued confidence in Hillman and we look forward to your participation in our virtual meeting.
By Order of the Board of Directors,

Douglas J. Cahill
Executive Chairman of the Board
Hillman Solutions Corp.
April 21, 2025
Cincinnati, Ohio

TABLE OF CONTENTS 2025 PROXY STATEMENT

PROXY STATEMENT FOR THE 2025 ANNUAL MEETING
FELLOW HILLMAN STOCKHOLDERS:
We are providing this notice, proxy statement, and annual report to the stockholders of Hillman Solutions Corp. (“Hillman”, “we”, “us”, “our”) in connection with the solicitation of proxies by the Board of Directors of Hillman (the “Board”) for use at the Annual Meeting of Stockholders to be held on June 3, 2025, at 8:30 a.m. Eastern Time (the “Annual Meeting”), and at any adjournments thereof. The Annual Meeting will be held virtually and can be accessed online at www.virtualshareholdermeeting.com/HLMN2025. There is no physical location for the Annual Meeting of Stockholders.
Our principal executive offices are located at 1280 Kemper Meadow Dr., Forest Park, Ohio 45240. Our telephone number is 513-851-4900. This notice, proxy statement, and annual report, and the accompanying proxy card were first furnished to stockholders on April 21, 2025.
QUESTIONS AND ANSWERS

Why are you holding a virtual meeting?
In order to make the meeting more accessible for our global investor base, our 2025 Annual Meeting is being held on a virtual-only basis with no physical location. Our goal for the Annual Meeting is to enable the broadest number of stockholders to participate in the meeting, while providing substantially the same access and exchange with the Board and Management as an in-person meeting. We believe that we are observing best practices for virtual stockholder meetings, including by providing a support line for technical assistance and addressing as many stockholder questions as time allows.

Who can vote?
You can vote if, as of the close of business on April 8, 2025, you were a stockholder of record of Hillman common shares.

Who is asking for my vote, and who pays for this proxy solicitation?
Your proxy is being solicited by Hillman’s Board. Hillman is paying the cost of solicitation. We also will reimburse banks, brokers, nominees, and other fiduciaries for postage and reasonable expenses incurred by them in forwarding the proxy material to beneficial owners of our common shares.
Proxies may be solicited personally, by telephone, electronically by Internet, or by mail.

2025 Proxy Statement | 1

How do I vote my proxy?
You can vote your proxy in one of the following ways:
1.By internet, by visiting www.proxyvote.com.
2.By telephone, by calling the number on your proxy card, voting instruction form, or notice.
3.By mail, by marking, signing, dating, and mailing your proxy card if you requested printed materials, or your voting instruction form. No postage is required if mailed in the United States.
4.By mobile device, by scanning the QR code on your proxy card, notice of internet availability of proxy materials, or voting instruction form.
5.By voting electronically during the virtual Annual Meeting at www.virtualshareholdermeeting.com/HLMN2025.

How can I participate and ask questions at the Annual Meeting?
We are committed to ensuring that our stockholders have substantially the same opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. In order to submit a question at the Annual Meeting, you will need your 16-digit control number that is printed on the notice or proxy card that you received in the mail, or by email if you have elected to receive material electronically.

You may log in 15 minutes before the start of the Annual Meeting and submit questions online. We encourage you to submit any question that is relevant to the business of the meeting. Questions asked during the Annual Meeting will be read and addressed during the meeting as time allows. Stockholders are encouraged to log into the webcast 15 minutes prior to the start of the meeting to test their Internet connectivity.

What documentation must I provide to be admitted to the virtual Annual Meeting and how do I attend?
If your shares are registered in your name, you will need to provide your sixteen-digit control number included on your notice or your proxy card (if you receive a printed copy of the proxy materials) in order to be able to participate in the meeting. If your shares are not registered in your name (if, for instance, your shares are held in “street name” for you by your broker, bank, or other institution), you must follow the instructions printed on your Voting Instruction Form.

In order to participate in the Annual Meeting, please log on to www.virtualshareholdermeeting.com/HLMN2025 at least 15 minutes prior to the start of the Annual Meeting to provide time to register and download the required software, if needed. A replay of the webcast will be available at www.virtualshareholdermeeting.com/HLMN2025 until the 2026 Annual Meeting of Stockholders. If you access the meeting but do not enter your control number, you will be able to listen to the proceedings, but you will not be able to vote or otherwise participate.

What if I have technical or other “IT” problems logging into or participating in the Annual Meeting webcast?
We have provided a toll-free technical support “help line” on the virtual Annual Meeting login page that can be accessed by any stockholder who is having challenges logging into or participating in the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support line number that will be posted on the virtual Annual Meeting login page.

2 | 2025 Proxy Statement

What documentation must I provide to vote online at the Annual Meeting?
If you are a stockholder of record at the close of business on April 8, 2025 and provide your sixteen-digit control number when you access the meeting, you may vote all shares registered in your name during the Annual Meeting webcast. If you are not a stockholder of record as to any of your shares (i.e., instead of being registered in your name, all or a portion of your shares are registered in “street name” and held by your broker, bank, or other institution for your benefit), you must follow the instructions printed on your Voting Instruction Form.

How do I submit a question at the Annual Meeting?
If you would like to submit a question during the Annual Meeting, once you have logged into the webcast at www.virtualshareholdermeeting.com/HLMN2025, simply type your question in the “Ask a Question” box and click “submit”. You may submit questions beginning 15 minutes prior to the Annual Meeting start time.

When should I submit my question at the Annual Meeting?
We anticipate having a question-and-answer session following the formal business portion of the meeting during which stockholders may submit questions. Stockholders can submit a question beginning 15 minutes prior to the start of the Annual Meeting and up until the time we indicate that the question-and-answer session is concluded. However, we encourage you to submit your questions before or during the formal business portion of the meeting and our prepared statements, in advance of the question-and-answer session, in order to ensure that there is adequate time to address questions in an orderly manner.

Can I change or revoke my proxy?
The shares of common stock represented by each proxy will be voted in the manner you specified unless your proxy is revoked before it is exercised. You may change or revoke your proxy by providing written notice to Hillman’s Secretary at 1280 Kemper Meadow Dr., Forest Park, Ohio 45240, by executing and sending us a subsequent proxy, or by voting your shares while logged in and participating in the 2025 Annual Meeting of Stockholders.

How many shares are outstanding?
As of the close of business on the record date, April 8, 2025, our outstanding voting securities consisted of 197,508,573 shares of common stock.

How many votes per share?
Each share of common stock outstanding on the record date will be entitled to one vote on each of the director nominees and one vote on each other proposal. Stockholders may not cumulate votes in the election of directors.

What voting instructions can I provide?
You may instruct the proxies to vote “For” or “Against” each proposal, or you may instruct the proxies to “Abstain” from voting.

2025 Proxy Statement | 3

What happens if proxy cards or voting instruction forms are returned without instructions?
If you are a registered stockholder and you return your proxy card without instructions, the proxies will vote in accordance with the recommendations of the Board.
If you hold shares in street name and do not provide your broker with specific voting instructions on Proposals 1-4, which are considered non-routine matters, your broker does not have the authority to vote on those proposals. This is generally referred to as a “broker non-vote.” Proposal 5, ratification of auditors, is considered a routine matter and, therefore, your broker may vote your shares according to your broker’s discretion.
The vote required, including the effect of broker non-votes and abstentions for each of the matters presented for stockholder vote, is set forth below.

What are the voting requirements and voting recommendation for each of the proposals?

Proposals		Board Recommendation	Voting Approval Standard	Effect of Abstention	Effect of Broker Non-vote

01	Election of Directors	FOR each Director Nominee	More votes “FOR” than “AGAINST” since an uncontested election	No Effect	No Effect
02	Non-Binding Vote to approve Executive Compensation	FOR	Affirmative vote of the majority of shares participating in the vote	No Effect	No Effect
03	Increase Shares Reserved under 2021 Equity Incentive Plan	FOR	Affirmative vote of the majority of shares participating in the vote	No Effect	No Effect
04	Increase Shares Reserved under Employee Stock Purchase Plan	FOR	Affirmative vote of the majority of shares participating in the vote	No Effect	No Effect
05	Ratification of Independent Auditors	FOR	Affirmative vote of the majority of shares participating in the vote	No Effect	Not Applicable

4 | 2025 Proxy Statement

ITEM NO. 1 ELECTION OF DIRECTORS

The Board recommends that you vote FOR the election of all director nominees.

Nominees for Term to Expire in 2026

Jon Michael Adinolfi Director, President and CEO	Douglas J. Cahill Director, Executive Chairman	Diane C. honda Director

YOU ARE BEING ASKED TO ELECT THREE DIRECTOR NOMINEES FOR A TERM EXPIRING IN 2026.
As of the date of this proxy statement, the Board consists of ten members and is divided into two classes of three members and one class of four members. At the 2024 Annual Meeting, our shareholders approved a proposal to declassify the Board by the 2027 Annual Meeting of Stockholders, at which time all directors would be elected annually.
Each of the nominees is a current director of the Company who has consented to stand for re-election to the Board with a term expiring at the Company’s 2026 Annual Meeting of Stockholders. In the event that any of the nominees becomes unavailable to serve as a director before the Annual Meeting, the Board may designate a new nominee, and the persons named as proxies will vote for that substitute nominee.

2025 Proxy Statement | 5

Director Qualifications and Attributes
The Nominating and ESG Committee is responsible for developing and recommending to the Board a set of director qualifications and attributes that are applicable to the Company’s business and strategic direction. The Nominating and ESG Committee evaluates each director candidate on the basis of the length, breadth and quality of the candidate’s business experience, the applicability of the candidate’s skills and expertise to the Company’s business and strategic direction, the perspectives that the candidate would bring to the entire Board, and the personality or “fit” of the candidate with our culture, existing members of the Board, and management.
The following are descriptions of the qualifications and attributes that the Board believes are important in effective oversight of the Company, listed in alphabetical order:

Qualifications and Attributes	Relevance to Hillman

Diversity	We believe diversity strengthens our competitive advantage and reflects the consumers we serve.
Finance	Our business involves complex financial transactions and reporting requirements.
Governance	As a public company, we and our stockholders expect effective oversight and transparency.
Human Capital Management	Directors with experience in organizational management and talent development provide key insights into developing and investing in our employees.
Information Technology / Cybersecurity	We rely on technology to manage customer, employee and supplier data and deliver products and services to the market, and it is important to protect this data.
Marketing / Communications	Effective marketing and communications are critical to building customer loyalty, deepening customer engagement, and expanding market share.
Mergers & Acquisitions	Ability to assess M&A opportunities for a strategic fit, strong value creation potential, and clear execution capacity.
Product Development	Ideation, research and development, and commercialization of products and services are critical to our growth and customer retention.
Retail / Merchandising	Experience in the retail industry provides a relevant understanding of the business, strategy and marketplace dynamics of our customers and the markets we serve.
Senior Leadership	The significant leadership experience that comes from a senior leadership role can provide insight on business operations, driving growth, and building and strengthening corporate culture.
Strategic Management	Our Board regularly reviews and has input on our strategic plan, which guides our long-term business investments and objectives and our capital allocation.
Supply Chain	Upstream and downstream supply chain management, structure and design are critical to our strategic initiatives and sourcing.

6 | 2025 Proxy Statement

Directors and director nominees self-identified their qualifications, attributes, and expertise gained through their varied backgrounds and industries. The overall qualifications and attributes represented on the Board, as identified by the directors, is demonstrated through the following chart:

Qualifications and Attributes	Adinolfi	Cahill	Dowling	Gendron	Honda	Jagdfeld	O’Leary	Owens	Swygert	Woodlief

Diversity			■	■	■			■	■
Finance	■	■	■	■	■	■	■		■	■
Governance	■	■	■	■	■		■		■	■
Human Capital Management	■	■	■		■	■	■	■	■	■
Information Technology / Cybersecurity					■			■
Marketing / Communications	■	■				■	■	■
Mergers & Acquisitions	■	■	■	■	■	■	■			■
Product Development	■	■	■			■		■
Retail/ Merchandising	■	■						■	■
Senior Leadership	■	■		■	■	■	■	■	■	■
Strategic Management	■	■	■	■	■	■	■	■	■	■
Supply Chain	■	■					■		■

2025 Proxy Statement | 7

Director Nominees for a Term to Expire in 2026
The experience, qualifications, attributes, and skills that led the Nominating and ESG Committee and the Board to conclude that the following individuals should serve as directors are set forth below. The committee memberships stated below are those in effect as of the date of this proxy statement. References to director service to Hillman include service to our predecessor companies HMAN Group Holdings, Inc. and The Hillman Companies, Inc., as applicable.

Jon Michael Adinolfi Director, President, and Chief Executive Officer Age: 49 | Director Since: 2025

Mr. Adinolfi has been our President and Chief Executive Officer since the beginning of 2025, after serving as Chief Operating Officer of Hillman since June of 2023. Prior to COO, Mr. Adinolfi served as Divisional President, Hillman U.S., a role he held since joining Hillman in 2019. Prior to his time at Hillman, Mr. Adinolfi served as President of U.S. Retail for Stanley Black & Decker from November 2016 to July 2019; served as President of Hand Tools for Stanley Black & Decker from October 2013 to December 2016; and served as the CFO - North America, CDIY for Stanley Black & Decker from June 2011 to September 2013. Prior to that, he worked as President at Crown Bolt from 2008 to 2011. Mr. Adinolfi was initially selected to serve on our Board due to his financial acumen, industry expertise, and extensive management experience.

8 | 2025 Proxy Statement

Douglas J. Cahill Director and Executive Chairman Age: 65 | Director Since: 2014

Mr. Cahill has been our Executive Chairman since the beginning of 2025, after serving as Chairman since 2014 and as Hillman's President and Chief Executive Officer from 2019 to 2024. Prior to joining Hillman, Mr. Cahill was a Managing Director of CCMP from July 2014 to July 2019 and was a member of CCMP’s Investment Committee and previously was an Executive Adviser of CCMP from March 2013. Mr. Cahill served as President and Chief Executive Officer of Oreck, the manufacturer of upright vacuums and cleaning products, from May 2010 until December 2012. Prior to joining Oreck, Mr. Cahill served for eight years as President and Chief Executive Officer of Doane Pet Care Company, a private label manufacturer of pet food and former CCMP portfolio company, through to its sale to MARS Inc. in 2006. From 2006 to 2009, Mr. Cahill served as president of Mars Petcare U.S. Prior to joining Doane in 1997, Mr. Cahill spent 13 years at Olin Corporation, a diversified manufacturer of metal and chemicals, where he served in a variety of managerial and executive roles. Mr. Cahill serves as a Board Member for Junior Achievement of Middle Tennessee and the Visitor Board at Vanderbilt University’s Owen Graduate School of Management. In January 2009, Mr. Cahill was appointed as an Adviser to Mars Incorporated. Mr. Cahill previously served as a director of Banfield Pet Hospital from 2006 to 2016, Ollie’s Bargain Outlet (Nasdaq: OLLI) from 2013 to 2016, Jamieson Laboratories from 2014 to 2017, Founder Sport Group from 2016 to 2019, and Shoes for Crews from 2015 to 2019. Mr. Cahill serves as the Chairman of our board of directors due to his financial, investment, and extensive management experience.

Diane Honda Director | Age: 60 | Director Since: 2023 Committee: Compensation

Ms. Honda has been the Chief Administrative Officer and General Counsel of Redis, Inc. since August 2024. Prior to that, she served as Chief Administrative Officer, General Counsel, & Secretary of Barracuda Networks, a cybersecurity and data protection company, through January 2024. During her 12 years at Barracuda, Ms. Honda built and led the Human Resources, Legal, Compliance, Information Security, and Real Estate functions. Prior to joining Barracuda in 2012, she held leading technical and business operations roles at Fortune 50 and mid-size public companies. She has years of transformational experience in leadership positions on both corporate and non-profit boards, and is currently on the Board of Directors and a member of the Audit Committee of Lucidworks, Inc., a privately held provider of next-generation AI-powered search applications. Ms. Honda was initially selected to serve on our board of directors due to her extensive cybersecurity, human capital, legal and corporate governance experience.

2025 Proxy Statement | 9

Continuing Directors – Term to Expire in 2026

Aaron P. Jagdfeld Director | Age: 53 | Director Since: 2014 Committee: Compensation (Chair)

Mr. Jagdfeld has been the President and Chief Executive Officer of Generac Power Systems, Inc. since September 2008 and a director of Generac since November 2006 (NYSE: GNRC). Mr. Jagdfeld began his career at Generac in the finance department in 1994 and became Generac’s Chief Financial Officer in 2002. In 2007, he was appointed President and was responsible for sales, marketing, engineering, and product development. Prior to joining Generac, Mr. Jagdfeld worked in the audit practice of the Milwaukee, Wisconsin office of Deloitte & Touche from 1993 to 1994. Mr. Jagdfeld was selected to serve on our board of directors due to his extensive management and financial experience.

David A. Owens Director | Age: 62 | Director Since: 2018 Committee: Nominating and ESG (Chair)

Dr. Owens has been the executive director of The Wond'ry, Vanderbilt University's center for creativity, innovation, design, and making since 2019. He is also Professor of the Practice of Innovation at the Vanderbilt Graduate School of Management where he has taught since 1998. Dr. Owens has significant industry experience, having served as an independent management consultant for numerous Fortune 100 companies since 1998 and having served as CEO of Griffin Technologies, a consumer products company, from 2017 to 2018. Dr. Owens was selected to serve on our board of directors due to his financial and business experience.

10 | 2025 Proxy Statement

Philip K. Woodlief Director | Age: 71 | Director Since: 2015 Committee: Audit (Chair)

Mr. Woodlief has been an independent financial consultant since 2007 and was an Adjunct Professor of Management at Vanderbilt University’s Owen Graduate School of Business from 2010 to 2020. At Vanderbilt, Mr. Woodlief taught Financial Statement Research and Financial Statement Analysis. Mr. Woodlief also served as a Visiting Instructor of Accounting at Sewanee: The University of the South from 2017 to 2020. Prior to 2008, Mr. Woodlief was Vice President and Chief Financial Officer of Doane Pet Care, a global manufacturer of pet products. Prior to 1998, Mr. Woodlief was Vice President and Corporate Controller of Insilco Corporation, a diversified manufacturer of consumer and industrial products. Mr. Woodlief began his career in 1979 at KPMG Peat Marwick in Houston, Texas, progressing to the Senior Manager level in the firm’s Energy and Natural Resources practice. Mr. Woodlief was a certified public accountant. Mr. Woodlief currently serves as Chairman of the board of trustees of Sewanee St. Andrew’s School, and serves on the Masters of Accounting Advisory Board at Vanderbilt University’s Owen Graduate School of Business. Mr. Woodlief previously served on the board of Founder Sport Group from 2017 to 2020. Mr. Woodlief was selected to serve on our board of directors due to his financial and business experience.

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Continuing Directors – Term to Expire in 2027

Diana Dowling Director | Age: 59 | Director Since: 2021 Committee: Compensation, Nominating and ESG

Ms. Dowling has served as the owner and President of Be Worthy Foods, a franchisee of quick service restaurants, since June 2024. Prior to that, she was an innovation and strategy consultant advising corporations on partnerships, M&A activity, and new product initiatives. Her clients included Epiq, where she focused on blockchain and data privacy, as well as Pitney Bowes, where she worked in the mobile data and ecommerce spaces. She is also the CEO/Founder of Two Hudson Ventures, investing in start-ups and real estate. Earlier in her career, Ms. Dowling was a VP of Business Development at MaMaMedia, a digital media startup, and Director of Business Development at Hearst New Media. In addition, she worked as a market research analyst at Tontine Partners. Ms. Dowling began her career as an analyst and associate at Bankers Trust. She was Executive Director of Harvard Business School Alumni Angels NY, as well as Co-Chair of HBSCNY Entrepreneurship. Ms. Dowling was selected to serve on our board of directors due to her experience in digital marketing, e-commerce, data and analytics, innovation, new business development, and M&A.

Teresa Gendron Director | Age: 55 | Director Since: 2021 Committee: Audit

Ms. Gendron was Chief Financial Officer of Markel Corporation (NYSE: MKL) from March 2023 to December 2023. Previously, Ms. Gendron had been the Vice President and Chief Financial Officer of Jefferies Financial Group from 2014 to 2023. From 2011 to 2014, Ms. Gendron was the Vice President and Controller of Gannett Co., Inc., an international media and marketing solutions company, and performed the duties of Chief Accounting Officer. Previously, Ms. Gendron was Vice President and Controller at NII Holdings, Inc., a mobile communication services company, which she joined as its Finance Director in 1998. Ms. Gendron was selected to serve on our board of directors due to her financial and business experience.

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Daniel O’Leary Director | Age: 69 | Director Since: 2021 Lead Independent Director Committee: Audit, Nominating and ESG

Mr. O’Leary is an independent consultant who served as President and CEO of Edgen Murray Corporation from 2003 to 2021. He was appointed Chairman of the board of Edgen Murray in 2006. He began at Edgen Murray, a distributor for energy infrastructure components, specialized oil and gas parts and equipment, and its predecessor companies in 2003, guiding a management buyout that grew the company through a series of acquisitions and growth initiatives. The company went public in May 2012 and was acquired in 2013 by Sumitomo Corporation. Mr. O'Leary has served on the board of Vitesse Energy, Inc. (NYSE: VTS), and has been designated as Lead Director, since 2023 and Custom Ecology, Inc. since 2021. Additionally, he served as an independent director on the board of Sprint Industrial from 2017 to 2019. Mr. O’Leary has a long career in leadership positions in manufacturing and distribution, principally in the oil and gas and energy infrastructure markets. Mr. O’Leary was selected to serve on our board of directors due to his extensive management, operational, investment, and business experience.

John Swygert Director | Age: 56 | Director Since: 2021 Committee: Audit

Mr. Swygert has been the Executive Chairman of the Board of Directors of Ollie’s Bargain Outlet Holdings, Inc. (Nasdaq: OLLI) since February 2025, and previously served as President, Chief Executive Officer, and a Director of Ollie’s from December 2019 to February 2025. Prior to that, Mr. Swygert was Ollie’s Executive Vice President and Chief Operating Officer since January 2018. Mr. Swygert joined Ollie’s in March 2004 as Chief Financial Officer and was later promoted to Executive Vice President and Chief Financial Officer in 2011. Mr. Swygert has worked in discount retail as a finance professional for over 30 years. Prior to joining Ollie’s, Mr. Swygert was Executive Vice President and Chief Financial Officer at Factory 2-U Stores, Inc. He held several positions while at Factory 2-U Stores from 1992, ranging from Staff Accountant, Assistant Controller, Controller, Director of Financial Planning and Analysis, Vice President of Finance and Planning, and Executive Vice President and Chief Financial Officer. Mr. Swygert also previously worked for PETCO Animal Supplies, Inc. in Business Development and Financial Analysis. Mr. Swygert previously served on the board of Truck Hero Holdings, Inc. from 2018 through January 2021. Mr. Swygert was selected to serve on our board of directors due to his extensive financial, operational and management experience in the retail field.

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Corporate Governance
The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and ESG Committee. In addition, the Board has adopted Corporate Governance Principles and a Code of Business Conduct and Ethics. Each of these documents and the charters of the Board Committees are posted on the Company’s web site at https://ir.hillmangroup.com/corporate-governance/governance-documents.
DIRECTOR INDEPENDENCE
The Board and the Nominating and ESG Committee have reviewed and evaluated transactions and relationships with Board members and Board nominees to determine the independence of each of the members or nominees. The Board does not believe that any of its non-employee members or nominees have relationships with the Company that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The Board has determined that each of Ms. Dowling, Ms. Gendron, Ms. Honda, Mr. Jagdfeld, Mr. O’Leary, Mr. Owens, Mr. Swygert, and Mr. Woodlief are “independent directors” as defined in Nasdaq rules and the applicable SEC rules. In making these determinations, the Board considered Ms. Gendron’s role as Chief Financial Officer of Jefferies through March 2023, which serves as a lender to the Company and has a current and long standing investment banking relationship with the Company.
BOARD ATTENDANCE
Each member of the Board is expected to make a reasonable effort to attend all meetings of the Board, all applicable committee meetings and each annual meeting of stockholders. There were six meetings of our Board during the fiscal year ended December 28, 2024. Each director attended at least 75% of the aggregate meetings of the Board and the committees on which he or she served in fiscal 2024. All of our directors attended our 2024 Annual Meeting of Stockholders.
BOARD LEADERSHIP STRUCTURE
Our Corporate Governance Principles provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, the roles are separated, with Mr. Cahill serving as Chairman of the Board and Mr. Adinolfi serving as Chief Executive Officer. Our Board has determined that continuing Mr. Cahill in the role of Chairman is in the best interests of our Company and its stockholders at this time because allows for Mr. Cahill to continue to support Mr. Adinolfi and management in executing the Company’s strategy and business plans.
The Company revised its Corporate Governance Principles on November 2, 2023 to require a Lead Independent Director when the positions of Chairman of the Board and CEO are held by the same person. The independent directors of the Board appointed Daniel O’Leary as Lead Independent Director on November 2, 2023. The Lead Independent Director’s duties include:
•Work closely with the Chairman with regard to approving the information presented to the Board and setting and approving meeting agendas and meeting schedules;
•Chair meetings of the Board in the absence of the Chairman;
•Have authority to call and oversee meetings of the independent Directors, including executive sessions of the non-employee Directors;
•Serve as the principal liaison between the independent Directors and the Chairman; and
•Take a significant role in the Board evaluation process.
Due to the strong leadership of Mr. Cahill and Mr. Adinolfi, coupled with the independent oversight provided by our independent committees and the position of Lead Independent Director, our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
BOARD ROLE IN RISK OVERSIGHT
The Board executes its oversight responsibility for risk management with the assistance of its Audit Committee, Compensation Committee, and Nominating and ESG Committee. The Audit Committee oversees the Company’s risk management activities, generally, and is charged with reviewing and discussing with management the Company’s

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major risk exposures and emerging risks and the steps management has taken to monitor, control, and manage these exposures. The Audit Committee's meeting agendas include discussions of individual risk areas throughout the year, as well as an annual summary of the risk management process, including the Company’s risk assessment and risk management guidelines. The Compensation Committee oversees the Company’s compensation policies generally to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company. The Nominating and ESG Committee monitors compliance with the Corporate Governance Principles and reviews the Company’s management of risks related to corporate social responsibility, including with respect to sustainability and the environment.
Although the Board and its committees oversee risk management for the Company, management is responsible for the day-to-day management and mitigation of the Company’s risks. We believe this division of responsibility reflects the appropriate roles of the Board and management in assessing and managing risks.
DIRECTOR NOMINEE SELECTION PROCESS
The Nominating and ESG Committee is responsible for recommending to the Board a slate of nominees for election at each annual meeting of stockholders. The Nominating and ESG Committee recruits candidates for Board membership through its own efforts and through recommendations from other directors, management, and stockholders. In addition, the Nominating and ESG Committee may retain an independent search firm to assist in identifying and recruiting director candidates who meet the criteria developed by the Nominating and ESG Committee.
The Nominating and ESG Committee also considers the specific experience and abilities of director candidates in light of our current business, strategy, structure, and the current or expected needs of the Board in its identification and recruitment of director candidates.
CANDIDATES NOMINATED BY STOCKHOLDERS
Stockholders who wish to recommend director candidates for consideration by the Nominating and ESG Committee may send a written notice to the Secretary at the Company’s principal executive offices. Stockholders should review the Company’s Bylaws and most recent proxy statement filed with the SEC to determine the applicable deadlines for the Company’s receipt of a stockholder’s nomination notice.
In general, the notice should indicate the name, age, and address of the person recommended, the person’s principal occupation or employment for the last five years, other public company boards on which the person serves, whether the person would qualify as independent as the term is defined under the applicable listing standards of Nasdaq, and the class and number of shares of Company securities owned by the person. The Nominating and ESG Committee may require additional information to determine the eligibility and qualifications of the person recommended. The notice should also state the name and address of, and the class and number of shares of Company securities owned by, the person or persons making the recommendation.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 8, 2025, which is the date 60 calendar days prior to the one year anniversary of the 2025 Annual Meeting.
BOARD DIVERSITY
In determining whether to recommend a director nominee, the Nominating and ESG Committee members consider and discuss diversity, among other factors, with a view toward the needs of the Board as a whole. The committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional background, education, skills and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board.
PERIODIC EVALUATION OF THE BOARD
The Nominating and ESG Committee oversees a Board evaluation process for the Board and its committees each year. As part of the Board evaluation process, the Board considers, among other matters, whether its composition reflects the skills needed to appropriately oversee the Company’s long-term strategy and continued success. The Board also evaluates its processes and interactions with management to determine whether it is operating efficiently with respect to its oversight responsibilities.
CORPORATE GOVERNANCE PRINCIPLES

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We operate under a set of Corporate Governance Principles designed to promote good corporate governance and align the interests of our Board and management with those of our stockholders. The Corporate Governance Principles relate to the role, composition, structure, and functions of the Board and the Company. The Nominating and ESG Committee is responsible for periodically reviewing these Corporate Governance Principles and recommending any changes to the Board.
MAJORITY VOTING POLICY IN UNCONTESTED ELECTIONS
Pursuant to our Corporate Governance Principles, in an uncontested election of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected), a nominee who receives more “Against” votes than “For” votes in such election is expected to promptly tender his or her resignation as a director. The Nominating and ESG Committee will consider each tendered director resignation and recommend to the Board whether to accept or reject it. After considering the recommendation of the Nominating and ESG Committee and any other information the Board deems appropriate, and within 90 days following the certification of the election results, the Board will act to accept or reject each tendered director resignation and promptly disclose its decision.
If a director’s resignation is rejected, the Board will disclose the reasons for its decision, and the director will continue to serve the remainder of his or her term until his or her successor is duly elected or until his or her earlier death, resignation, or removal. If a director’s resignation is accepted, the Board, in its sole discretion, may fill any resulting vacancy or decrease the size of the Board, in each case to the extent permitted by the Company's Bylaws.
Any director who tenders a resignation under this policy may not participate in the Nominating and ESG Committee recommendation or the action of the Board regarding whether to accept or reject such tender of resignation.
CODE OF CONDUCT AND ETHICS
We have adopted a code of business conduct that applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer, and principal accounting officer, which is available on our website at https://ir.hillmangroup.com/esg-governance/esg-governance-documents. Our code of business conduct is a “code of ethics”, as defined in Item 406(b) of Regulation S-K. Please note that our internet website address is provided as an inactive textual reference only. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our internet website.
ESG EFFORTS
Our ESG efforts and reporting continue to evolve in a manner that is beneficial to the Company and our shareholders, and to align with upcoming reporting requirements of certain states as they come to be effective. Hillman publishes an annual ESG Fact Sheet to highlight our efforts. Our most recent ESG Fact Sheet is posted on the Company’s web site at https://ir.hillmangroup.com/esg-governance/esg-governance-documents.
COMPENSATION RECOVERY POLICY (CLAWBACK)
We have adopted a Compensation Recovery Policy that provides for the recovery of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. A copy of our Compensation Recovery Policy was filed as Exhibit 97 to our Annual Report on Form 10-K.
INSIDER TRADING ARRANGEMENTS AND POLICIES
We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted our Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, employees and certain contractors, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K.
PROHIBITION ON HEDGING AND PLEDGING
Our Insider Trading Policy prohibits directors and executive officers from engaging, directly or indirectly, in the pledging of, hedging transactions in, or short sales of, Hillman securities.
EQUITY GRANT POLICY
Our Equity Grant Policy was approved by our Compensation Committee and specifies a procedure and timing for granting and pricing equity awards to protect against any appearance of spring loading or timing the grant of equity awards for the benefit of the grantee. The Equity Grant Policy designates quarterly predetermined grant dates for

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the granting of equity awards to employees, including our Executive Officers (a “Predetermined Quarterly Grant Date”), unless such date would fall during a blackout period. The Company selects Predetermined Quarterly Grant Dates because they will fall within the Company’s regular open trading window and should protect against any appearance of spring loading or timing the grant of equity awards for the benefit of the grantee.
Equity grants, including stock options, to our employees, including our executive officers, are generally approved annually at a meeting of the Compensation Committee that is held during the first quarter of each year. The grants are typically expressed and approved in fixed dollar terms, with the grant being effective as of, and the number of equity awards and exercise price calculated based on, the market value of the Company’s stock on the next Predetermined Quarterly Grant Date, which is during an open trading window (i.e. at least two full trading days following the release of earnings).
During our fiscal year ended December 28, 2024, we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
STOCKHOLDER COMMUNICATION WITH THE BOARD
Any of the directors may be contacted by writing to them at: Board of Directors, c/o Secretary’s Office, Hillman Solutions Corp., 1280 Kemper Meadow Dr., Forest Park, Ohio 45240. The directors have requested that the Secretary of the Company act as their agent in processing any communication received. All communications that relate to matters that are within the scope of responsibilities of the Board and its committees will be forwarded to the Board. Communications relating to matters within the responsibility of one of the committees of the Board will be forwarded to the Chairperson of the appropriate committee. Communications relating to ordinary business matters are not within the scope of the Board’s responsibility and will be forwarded to the appropriate officer at the Company. Solicitations, advertising materials, and frivolous or inappropriate communications will not be forwarded.

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Committees of the Board
To assist the Board in undertaking its responsibilities, and to allow deeper engagement in certain areas of Company oversight, the Board has established the following three standing committees: Audit Committee, Compensation Committee, and Nominating and ESG Committee.
All committees are composed exclusively of independent directors, as defined in Nasdaq rules and the applicable SEC rules. The current charter of each Board committee is available on our website at www.ir.hillmangroup.com under Corporate Governance – Governance Documents.

Audit Committee Number of Meetings in 2024: 5
MEMBERS	Philip K. Woodlief (Chair), Teresa Gendron, Daniel O’Leary, John Swygert

COMMITTEE FUNCTIONS
•Assist the Board in its oversight of:
◦Integrity of the consolidated financial statements of the Company;
◦The Company’s compliance with legal and regulatory requirements;
◦Independent auditor’s qualifications and independence;
◦Performance of the Company’s internal audit function and independent auditors; and
◦The Company’s internal control over financial reporting.
•Appoint, retain or terminate the Company’s independent auditors and pre-approve all audit, audit-related, tax, and other services, if any, to be provided by the independent auditors; and
•Prepare the Audit Committee Report.

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Compensation Committee Number of Meetings in 2024: 5
MEMBERS	Aaron P. Jagdfeld (Chair), Diana Dowling, Diane Honda

COMMITTEE FUNCTIONS
•Review and approve the Company’s overall compensation strategy;
•Review and approve, or recommend to the Board for approval, the compensation of the CEO and executive officers of the Company;
•Administers the Company’s executive compensation policies and programs, including determining grants of equity awards under the plans;
•Prepare the Compensation Committee Report; and
•Has sole authority to retain and direct the committee’s compensation consultant.

Nominating and ESG Committee Number of Meetings in 2024: 4
MEMBERS	David A. Owens (Chair), Diana Dowling, Daniel O’Leary

COMMITTEE FUNCTIONS
•Oversee the Company’s corporate governance policies and procedures;
•Identify individuals qualified to become new directors, consistent with criteria approved by the Board;
•Review the qualifications of incumbent directors to determine whether to recommend them for reelection;
•Recommend to the Board qualified individuals to serve as committee members on the various Board committees;
•Review the Board’s performance and director independence; and
•Review the Company’s ESG goals and initiatives and monitor the Company’s progress against the same.

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AUDIT COMMITTEE EXPERTISE
The Board has determined that Philip K. Woodlief qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of the Nasdaq Stock Market. The Board has determined that Mr. Woodlief is an independent director as defined under applicable Nasdaq rules.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Compensation Committee was at any time during fiscal year 2024, or at any other time, one of our officers or employees. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity during fiscal year 2024, one of whose executive officers served as a director of our Board or member of our Compensation Committee.

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Shares Authorized for Issuance Under Existing Equity Compensation Plans

The following table provides information regarding shares outstanding and available for issuance under our existing equity compensation plans as of December 28, 2024.

	Equity Compensation Plan Information
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options and awards	Weighted-average exercise price of outstanding options and awards	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation plans approved by shareholders	15,550,457	8.65	5,496,454
Equity Compensation plans not approved by shareholders	—	—	—
Total	15,550,457	8.65	5,496,454

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Beneficial Ownership of Common Stock
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the common shares beneficially owned as of April 1, 2025 by Hillman's directors, the NEOs, and the directors and executive officers as a group. The percentage of ownership is based on 203,385,776 of Hillman common shares outstanding on April 1, 2025, which includes the number of shares of common stock that could be acquired within 60 days following April 1, 2025 by the exercise of stock options and the vesting of time-based restricted stock units (“RSUs”) held by our directors and executive officers set forth in footnote 3 below.

	Shares Beneficially Owned
Name(1)	Amount and Nature of Beneficial Ownership (#)(2)(3)	Percent of Class (%)

Douglas Cahill	6,826,657	3.3%
Jon Michael Adinolfi	960,199	*
Daniel O’Leary	42,236	*
John Swygert	25,029	*
Aaron Jagdfeld	197,061	*
David Owens	81,683	*
Philip Woodlief	71,904	*
Diana Dowling	32,236	*
Teresa Gendron	32,236	*
Diane Honda	14,699	*
Robert Kraft	1,202,468	*
George Murphy	214,366	*
Scott K. Moore	123,713	*
Scott Ride	274,721	*
All directors and executive officers as a group (eighteen individuals)	10,334,185	4.9%
* Less than 1%
(1)Unless otherwise noted, the business address of each beneficial owner is c/o The Hillman Group, Inc., 1280 Kemper Meadow Dr., Cincinnati, Ohio 45240.
(2)This column consists of shares for which the directors and executives, directly or indirectly, have the power to vote or to dispose, or to direct the voting or disposition thereof, and also includes shares for which the person has the right to acquire beneficial ownership within 60 days following April 1, 2025. Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported. None of the shares reported are pledged as security.

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(3)Figures for the directors and executive officers include the number of shares of common stock that could have been acquired within 60 days following April 1, 2025 by the exercise of stock options or the vesting of time-based RSUs awarded under our equity plans as set forth below:

Name	RSUs (#)	Options (#)

Douglas Cahill	—	6,448,645
Jon Michael Adinolfi	—	679,947
Dan O'Leary	—	—
John Swygert	—	—
Aaron Jagdfeld	—	—
David Owens	—	49,447
Philip Woodlief	—	29,668
Diana Dowling	—	—
Teresa Gendron	—	—
Diane Honda	—	—
Robert Kraft	—	987,784
George Murphy	—	186,667
Scott Moore	—	92,455
Scott Ride	—	274,721
All directors and executive officers as a group (eighteen individuals)	—	8,837,356

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Security Ownership of Certain Beneficial Owners
The following table sets forth information regarding the beneficial owners of more than five percent of Hillman common shares as of the close of business on April 1, 2025, based on reports on Schedule 13G or Schedule 13D and other information filed with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Ownership (#)	Percentage of Class (%)

The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	19,267,632	9.9%
Kayne Anderson Rudnick Investment Management, LLC(2) 2000 Avenue of the Stars, Suite 1110 Los Angeles, CA 90067	14,977,324	7.7%
BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	14,257,243	7.3%
Jefferies Financial Group Inc.(4) 520 Madison Ave. New York, New York 10022	9,855,076	5.1%
(1)This information is based on a Schedule 13-G/A filed by The Vanguard Group on February 13, 2024. The Vanguard Group has sole voting power for none of the shares, shared voting power for 132,312 of the shares, sole dispositive power for 18,958,079 of the shares, and shared dispositive power for 309,553 of the shares.
(2)This information is based on a Schedule 13-G/A filed by Kayne Anderson Rudnick Investment Management, LLC on February 13, 2024. Kayne Anderson Rudnick Investment Management, LLC has sole voting power for 8,884,528 of the shares, shared voting power for 3,675,621 of the shares, sole dispositive power for 11,301,703 of the shares, and shared dispositive power for 3,675,621 of the shares.
(3)This information is based on a Schedule 13-G filed by BlackRock, Inc. on January 26, 2024. BlackRock, Inc. has sole voting power for 13,867,710 of the shares, shared voting power for none of the shares, sole dispositive power for 14,257,243 of the shares, and shared dispositive power for none of the shares.
(4)This information is based on a Schedule 13-G/A filed by Jefferies Financial Group Inc., on behalf of itself and its controlled subsidiaries, on February 14, 2024. Jefferies Financial Group Inc. has sole voting power for none of the shares, shared voting power for 9,855,076 of the shares, sole dispositive power for none of the shares, and shared dispositive power for 9,855,076 of the shares.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the SEC. Based on the information available to us during the fiscal year 2024, we believe that all applicable Section 16(a) reports were timely filed.

Certain Relationships and Related Party Transactions
SALES TO OLLIE’S BARGAIN OUTLET
In fiscal 2024, Hillman made sales of $0.6 million to Ollie's Bargain Outlet Holdings, Inc. ("Ollie's"). The sales consisted of several transactions for the sale of excess inventory. John Swygert, Executive Chairman of Ollie's since 2025, and before that President and Chief Executive Officer of Ollie's, is a member of our Board of Directors.

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RELATED PARTY TRANSACTION POLICY
The Board has adopted a written related party transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related party had, has, or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related party.
In reviewing and approving any such transactions, our Audit Committee is tasked with considering all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. All of the transactions described in this section were approved by our Audit Committee or Board, as applicable.

Information about our Executive Officers
The following persons serve as our executive officers:

Name	Position	Age

Jon Michael Adinolfi	President and Chief Executive Officer	49
Douglas J. Cahill	Executive Chairman	65
Robert O. Kraft	Chief Financial Officer and Treasurer	54
Scott C. Ride	President, Hillman Canada	54
Scott K. Moore	President, Robotics & Digital Solutions	54
Robert D. Davis	Executive Vice President, Global Supply Chain	66
Brett A. Hillman	Executive Vice President, Sales and Field Service	45
Amanda Kitzberger	Chief Legal Officer and Secretary	44
Aaron Parker	Chief People Officer	40
The following is a brief biography of each of our executive officers. References to executive officer service to Hillman include service to our predecessor companies HMAN Group Holdings, Inc. and The Hillman Companies, Inc., as applicable.
JON MICHAEL ADINOLFI
Jon Michael Adinolfi ("JMA") serves as President and Chief Executive Officer since January 1, 2025, after serving as Chief Operating Officer of Hillman since June of 2023. Prior to COO, Mr. Adinolfi served as Divisional President, Hillman U.S., a role he held since joining Hillman in 2019. Prior to his time at Hillman, Mr. Adinolfi served as President of U.S. Retail for Stanley Black & Decker from November 2016 to July 2019; served as President of Hand Tools for Stanley Black & Decker from October 2013 to December 2016; and served as the CFO - North America, CDIY for Stanley Black & Decker from June 2011 to September 2013. Prior to that, he worked as President at Crown Bolt from 2008 to 2011.

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DOUGLAS J. CAHILL
Douglas J. Cahill serves as Executive Chairman since January 1, 2025, after serving as Chairman since 2014 and as Hillman's President and Chief Executive Officer from 2019 to 2024. Prior to joining Hillman, Mr. Cahill was a Managing Director of CCMP from July 2014 to July 2019 and was a member of CCMP’s Investment Committee and previously was an Executive Adviser of CCMP from March 2013. Mr. Cahill served as President and Chief Executive Officer of Oreck, the manufacturer of upright vacuums and cleaning products, from May 2010 until December 2012. Prior to joining Oreck, Mr. Cahill served for eight years as President and Chief Executive Officer of Doane Pet Care Company, a private label manufacturer of pet food and former CCMP portfolio company, through to its sale to MARS Inc. in 2006. From 2006 to 2009, Mr. Cahill served as president of Mars Petcare U.S. Prior to joining Doane in 1997, Mr. Cahill spent 13 years at Olin Corporation, a diversified manufacturer of metal and chemicals, where he served in a variety of managerial and executive roles. Mr. Cahill serves as a Board Member for Junior Achievement of Middle Tennessee and the Visitor Board at Vanderbilt University’s Owen Graduate School of Management. In January 2009, Mr. Cahill was appointed as an Adviser to Mars Incorporated. Mr. Cahill previously served as a director of Banfield Pet Hospital from 2006 to 2016, Ollie’s Bargain Outlet (Nasdaq: OLLI) from 2013 to 2016, Jamieson Laboratories from 2014 to 2017, Founder Sport Group from 2016 to 2019, and Shoes for Crews from 2015 to 2019.
ROBERT O. KRAFT
Robert O. Kraft serves as Hillman’s Chief Financial Officer and Treasurer since November 2017. Prior to joining Hillman, Mr. Kraft served as the President of the Omnicare (Long Term Care) division, and an Executive Vice President, of CVS Health Corporation from August 2015 to September 2017. From November 2010 to August 2015, Mr. Kraft was Chief Financial Officer and Senior Vice President of Omnicare, Inc. Mr. Kraft began his career with PriceWaterhouseCoopers LLP in 1992, was admitted as a Partner in 2004, and is a certified public accountant (inactive). Mr. Kraft currently serves on the board of Medpace Holdings, Inc (Nasdaq: MEDP).
SCOTT C. RIDE
Scott C. Ride serves as President of The Hillman Group Canada ULC. Mr. Ride joined The Hillman Group Canada as the Chief Operating Officer in January 2015. Prior to joining Hillman, Mr. Ride served as the President of Husqvarna Canada from May 2011 through September 2014. From 2005 to 2011, Mr. Ride served in a variety of roles of increasing responsibility at Electrolux, including Senior Director of Marketing, Vice President and General Manager, and President.
SCOTT K. MOORE
Scott K. Moore serves as Hillman’s Divisional President, Robotics and Digital Solutions since May 2024. Prior to that, Mr. Moore was our Chief Technology Officer from August 2022 to May 2024. From August 2018 to August 2022, Mr. Moore served as Senior Vice President, IT, of Hillman’s Robotics and Digital Solutions division, and in the same role at MinuteKey from 2011 to August 2018 when the company was acquired by Hillman. From 2006 to 2011, Mr. Moore served as Chief Information Officer of AP-Networks, an oil and gas consultancy using data analytics to improve performance.
ROBERT D. DAVIS
Robert D. Davis serves as Hillman’s Executive Vice President of Global Supply Chain since February 2024. Mr. Davis joined Hillman in November 2021 as Vice President of Transportation and Indirect Sourcing, then served as Vice President of Operations for Hillman's Protective Solutions Division while maintaining his role for Transportation, and also had additional responsibilities of Global Sourcing and Packaging. Prior to his time at Hillman, Mr. Davis worked for Home Depot from 2005 to 2021 in various supply chain leadership roles, including leading all supply chain operations for Crown Bolt for twelve years.
BRETT A. HILLMAN
Brett A. Hillman serves as Executive Vice President, Sales & Field Service since February 2024. Prior to this role, Mr. Hillman served as Vice President & General Manager of our Hardware Solutions division from 2022 to 2024. From 2019 to 2022, he served as Hillman’s Vice President, Traditional Hardware & Strategic Accounts Sales. Prior to that, he served as Hillman’s Director of Traditional Hardware Sales from 2016 to 2019, leading one of the industry's largest field sales teams. From 2014 to 2016, Mr. Hillman was Hillman’s Director of Tractor Supply & Home Depot Sales, and served in various sales leadership roles at Hillman from 2005 to 2013.

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AMANDA KITZBERGER
Amanda Kitzberger serves as Hillman’s Chief Legal Officer and Secretary since February 2023. From July 2021 to January 2023, Ms. Kitzberger served as Hillman’s Vice President Human Resources and Administration. Ms Kitzberger served as Assistant General Counsel at Hillman from 2019 to 2021. Prior to joining Hillman, Ms. Kitzberger was the Vice President and General Counsel at Clopay Plastic Products Co from 2014 to 2018 and served in in-house legal counsel roles at GOJO Industries, Inc. from 2008 to 2014.
AARON J. PARKER
Aaron Parker serves as Hillman’s Chief People Officer since February 2023. From September 2020 to February 2023, Mr. Parker served as Director, then Senior Director, of Human Resources at Hillman. Prior to joining Hillman, Mr. Parker served in various positions in Human Resources at Fifth Third Bancorp from 2014 to 2020 and at Macy’s, Inc. from 2009 to 2014.

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EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides an overview and analysis of our compensation programs, the compensation decisions we have made under these programs, and the factors we considered in making these decisions with respect to the compensation earned by the following individuals, who as determined under the rules of the SEC are collectively referred to herein as our named executive officers (“NEOs”) for fiscal year 2024:
•Douglas J. Cahill, President and Chief Executive Officer (Effective 1/1/2025 - Executive Chairman)
•Robert O. Kraft, Chief Financial Officer and Treasurer
•Jon Michael Adinolfi, Chief Operating Officer (Effective 1/1/2025 - President and Chief Executive Officer)
•George S. Murphy, Former Divisional President, Hardware & Protective Solutions
•Scott C. Ride, President, Hillman Canada
•Scott K. Moore, Divisional President, Robotics and Digital Solutions

Overview of the Compensation Program
COMPENSATION PHILOSOPHY
The objective of our corporate compensation and benefits program is to establish and maintain competitive total compensation programs that will attract, motivate, and retain the qualified and skilled workforce necessary for the continued success of our business. To help align compensation paid to executive officers with the achievement of corporate goals, we have designed our cash compensation program as a pay-for-performance based system that rewards NEOs for their individual performance and contribution in achieving corporate goals. In determining the components and levels of NEO compensation each year, the Compensation Committee of our Board considers Company performance, and each individual’s performance and potential to enhance long-term stockholder value. To remain competitive, our Compensation Committee also periodically reviews compensation survey information provided by our compensation consultant as another factor in setting NEO compensation. Our Compensation Committee relies on judgment and does not have any formal guidelines or formulas for allocating between long-term and currently paid compensation, cash and non-cash compensation, or among different forms of non-cash compensation for our NEOs.

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COMPONENTS OF TOTAL COMPENSATION
Compensation packages in 2024 for the Company’s NEOs were comprised of the following elements:

Short-Term Compensation Elements
Element	Role and Purpose
Base Salary	Attract and retain executives and reward their skills and contributions to the day-to-day management of our Company.
Annual Performance-Based Bonuses
Motivate the attainment of annual Company and division, financial, operational, and strategic goals by paying bonuses determined by the achievement of specified performance targets with a performance period of one year.

Discretionary Bonuses	From time to time, the Company may award discretionary bonuses to compensate executives for special contributions or extraordinary circumstances or events.

Long-Term Compensation Elements
Element	Role and Purpose
Stock Options, Restricted Stock Units, other Equity-Based Awards	Motivate the attainment of long-term value creation, align executive interests with the interests of our stockholders, create accountability for executives to enhance stockholder value, and promote long-term retention through the use of multi-year vesting equity awards.
Change of Control Benefits	Promote long-term retention and align the interests of executives with stockholders by providing for (i) for the pre-2021 time based awards granted prior to becoming a public company, acceleration of equity vesting in the event of a change in control transaction; and (ii) for all performance based awards granted at any time, and all time based awards granted in 2021 or later as a public company or in anticipation of becoming a public company, no mandatory acceleration of equity vesting in the event of a change in control transaction.
Severance Benefits	We adopted an Executive Severance Plan that provides severance protection in the form of continued base salary, COBRA premiums, and a pro-rated performance bonus in the event of a termination of employment without cause or for good reason for individual NEOs, as described below. The severance benefit is enhanced if the termination is within 24 months following a change in control transaction.

Benefits
Element	Role and Purpose
Employee Benefit Plans and Perquisites	Participation in Company-wide health and retirement benefit programs provide financial security and additional compensation commensurate with senior executive level duties and responsibilities.

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Process
ROLE OF THE COMPENSATION COMMITTEE AND MANAGEMENT
Our Compensation Committee meets at least quarterly to review and consider base salary and any proposed adjustments, prior year annual performance bonus results and targets for the current year, and any long-term incentive awards. Our Compensation Committee also reviews the compensation package for all new executive officer hires.
The key member of management involved in the compensation process is our Chief Executive Officer (“CEO”), which was Douglas J. Cahill in 2024. Our CEO presents recommendations for each element of compensation for each NEO, other than himself, to our Compensation Committee, which in turn evaluates these goals and either approves or appropriately revises and approves them. On an annual basis, a comprehensive report is provided by the CEO to our Compensation Committee on all of our compensation programs.
DETERMINATION OF CEO COMPENSATION
Our Compensation Committee determines and approves the level of each element of compensation for our CEO. Consistent with its determination process for other NEOs, our Compensation Committee considers a variety of factors when determining compensation for our CEO, including past corporate and individual performance, compensation information from our peer group, input from our compensation consultant, and general market survey data for similar size companies.
ASSESSMENT OF MARKET DATA AND ENGAGEMENT OF COMPENSATION CONSULTANTS
In establishing the compensation for each of our NEOs, our Compensation Committee considers information about the compensation practices of companies both within and outside our industry and geographic region, and considers evolving compensation trends and practices generally. Our Compensation Committee reviews market data provided by our compensation consultant. Our Compensation Committee may review such survey data for market trends and developments, and utilize such data as one factor when making its annual compensation determinations.
Pearl Meyer & Partners, LLC (“Pearl Meyer”) has been engaged since 2021 as an independent executive compensation consultant to advise on the executive and director compensation programs of Hillman. We continued to engage Pearl Meyer in 2024 and anticipate that we will continue to use an executive compensation consultant going forward.
ROLE OF COMPENSATION CONSULTANT
Pearl Meyer, our independent compensation consultant, provides research, market data, survey, proxy information, and design expertise in developing executive and director compensation programs. As requested by the Compensation Committee, Pearl Meyer provided the Compensation Committee with market data from proprietary databases and publicly available information to consider when making compensation decisions for the NEOs. Pearl Meyer also provided similar input to support compensation recommendations and decisions made for Company executives who are not NEOs.
Pearl Meyer regularly attended Compensation Committee meetings in fiscal 2024 and advised the Compensation Committee on principal aspects of executive compensation, including the competitiveness of individual executive pay levels and short- and long-term incentive designs. Pearl Meyer also provided advice with respect to the non-employee director compensation program and our CEO Transition. Pearl Meyer is engaged by and reports directly to the Compensation Committee. In reaching the conclusion that Pearl Meyer is independent, the Compensation Committee considered the compensation consultant independence factors set forth in Rule 10C-1(b)(4) of the Securities Exchange Act of 1934, as amended.
CEO TRANSITION
Our Compensation Committee also engaged Pearl Meyer’s Leadership practice in 2024 to advise the Board and the Compensation Committee in connection with Mr. Adnolfi’s transition from Chief Operating Officer to the role of President and Chief Executive Officer; and Mr. Cahill’s transition from President and Chief Executive Officer to Executive Chairman (collectively, the “CEO Transition”). Pearl Meyer advised on transition planning, roles and responsibilities, onboarding, and communication plans. Our compensation consultant from Pearl Meyer provided advice on the executive compensation aspects of Mr. Adinolfi and Mr. Cahill in their new roles.

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DEVELOPMENT AND USE OF PEER GROUP
Based on Pearl Meyer’s recommendation, the Compensation Committee adopted a peer group of publicly traded industrial and consumer discretionary companies with similar revenues and market cap to determine competitive pay levels for input into the Compensation Committee’s decision-making process. For 2024, we used the following peer group (the “Peer Group”):

Allegion plc	JELD-WEN Holding, Inc.	Simpson Manufacturing Co., Inc.
American Woodmark Corporation	Leslie’s, Inc.	SiteOne Landscape Supply, Inc.
Armstrong World Industries, Inc.	Lumber Liquidators Holdings, Inc.	Spectrum Brands Holdings, Inc.
Dorman Products, Inc.	Masonite International Corporation	The AZEK Company Inc.
Floor & Decor Holdings, Inc	PGT Innovations, Inc.	Trex Company, Inc.
Gibraltar Industries, Inc.	Pool Corporation	YETI Holdings, Inc.
Griffon Corporation	Richelieu Hardware Ltd.
As of the date on which the 2024 Peer Group was evaluated for purposes of providing input with respect to fiscal 2024 compensation, Hillman had the following financial characteristics compared to our 2024 Peer Group:
•Our net sales were at the 32nd percentile; and
•Our market capitalization was at the 21st percentile.
The Compensation Committee made no changes to the 2024 Peer Group compared to the 2023 Peer Group.
The Compensation Committee has not set a range or percentile relative to its Peer Group for determining the compensation of our NEOs and other executive officers. Rather, the Peer Group is reviewed as one of many factors by our Compensation Committee.

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Short-Term Compensation Elements
BASE SALARY
We believe that executive base salaries are an essential element to attract and retain talented and qualified executives. Base salaries are designed to provide financial security and a minimum level of fixed compensation for services rendered to the Company. Base salary adjustments may reflect an individual’s performance, experience, cost of living adjustments, and/or changes in job responsibilities. We also consider the other compensation we provide to our NEOs, such as the grant date value of recently granted equity awards, when determining base salary.
The rate of annual base salary for each NEO as of the last day of the applicable fiscal year is set forth below.

Name	2024 Base Salary ($)	2023 Base Salary ($)	2022 Base Salary ($)

Douglas J. Cahill	800,000	800,000	700,000
Robert O. Kraft	500,000	500,000	415,000
Jon Michael Adinolfi	500,000	500,000	400,000
George S. Murphy	400,000	350,000	350,000
Scott K. Moore	350,000	285,000	285,000
Scott C. Ride (1)	306,969	334,588	273,766
(1)Mr. Ride is based in Canada and paid in Canadian dollars. His base salaries were converted to U.S. dollars for disclosure purposes using the following rates: 1.4416 effective December 28, 2024, 1.3226 effective December 30, 2023, and 1.3544 effective December 31, 2022.
The increase, if any, in base salary for each NEO for a fiscal year reflects each individual’s particular skills, responsibilities, experience, and prior year performance. The fiscal year 2024 base salary amounts were determined as part of the total compensation paid to each NEO and were not considered, by themselves, as fully compensating the NEOs for their service to the Company.
In connection with our CEO Transition effective for fiscal year 2025, Mr. Adinolfi’s annual base salary was increased to $700,000, and Mr. Cahill’s annual base salary will remain $800,000.
ANNUAL PERFORMANCE-BASED BONUSES
Each NEO is eligible to receive an annual cash bonus under the terms of a performance-based bonus plan. Each NEOs bonus opportunity specifies an annual target, threshold, and maximum bonus as a percentage of the NEO’s annual base salary, which percentages may be adjusted for any particular year in the discretion of our Board. The specific performance criteria and performance goals are established and approved annually by our Compensation Committee in consultation with our CEO (other than with respect to himself). The performance targets are communicated to the NEOs following formal approval by our Compensation Committee, which normally occurs in the first quarter of our fiscal year.

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The table below shows the target bonus and threshold and maximum bonuses as a percentage of base salary for each NEO for 2024. Generally, the higher the level of responsibility of the NEO within the Company, the greater the percentages of base salary applied for that individual’s target and maximum bonus compensation.

2024 Threshold, Target and Maximum Bonus
Name	2024 Threshold Bonus as a Percentage of Base Salary (%)	2024 Target Bonus as Percentage of Base Salary (%)	2024 Maximum Bonus as Percentage of Base Salary (%)

Douglas J. Cahill	50%	100%	200%
Robert O. Kraft	30%	60%	120%
Jon Michael Adinolfi	30%	60%	120%
George S. Murphy	25%	50%	100%
Scott K. Moore	25%	50%	100%
Scott C. Ride	25%	50%	100%
In connection with our CEO Transition effective for fiscal year 2025, Mr. Adinolfi’s target bonus opportunity increased to 100% of base salary, and Mr. Cahill’s target bonus opportunity will remain 100% of base salary.
The table below shows the performance criteria for fiscal year 2024 selected for each NEO and the relative weight of total target bonus assigned to each component.

2024 Performance Criteria and Relative Weight
Name	Adjusted EBITDA (%)	Adjusted Leverage Ratio (%)

Douglas J. Cahill	70%	30%
Robert O. Kraft	70%	30%
Jon Michael Adinolfi	70%	30%
George S. Murphy	70%	30%
Scott K. Moore	70%	30%
Scott C. Ride	70%	30%

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For 2024, the bonus criteria for all NEOs included two Company performance goals measured by (1) our Adjusted EBITDA for the year ended December 28, 2024, which is our consolidated earnings before interest, taxes, depreciation, and amortization, as adjusted for non-recurring charges as shown under the header “Adjusted EBITDA” (“Adjusted EBITDA”), and (2) our adjusted leverage ratio, which is ratio of (a) overall indebtedness less cash as of year ended December 28, 2024; to (b) Adjusted EBITDA during the year ended December 28, 2024 (“Adjusted Leverage Ratio”).
For any bonus to be awarded, the Adjusted EBITDA target must meet the threshold. Once the Adjusted EBITDA threshold is met, the final payout is dependent on the achievement of all metrics and their respective targets. Achievement at levels between threshold and maximum will result in payments on a sliding scale.
Adjusted EBITDA and Adjusted Leverage Ratio are non-GAAP measures. Please refer to Appendix A for additional information, including our definitions and use of Adjusted EBITDA and Adjusted Leverage Ratio, and for a reconciliation of those measures to the most directly comparable financial measures under GAAP.
The threshold, target, and maximum amounts and payout levels of each of the Adjusted EBITDA and Adjusted Leverage Ratio targets that determine the annual bonus payouts to each of the NEOs are as follows (amounts in thousands):

Metric	Threshold	Target	Maximum
Adjusted EBITDA (1)	$219,400	$235,000	$260,000
Payout	50%	100%	200%

Metric	Threshold	Target	Maximum
Adjusted Leverage Ratio (1)	3.3	2.9	2.5
Payout	50%	100%	200%
(1)Non-GAAP metric, see Appendix A to this proxy statement for additional information, including our definitions, use of, and for a reconciliation of those measures to the most directly comparable financial measures under GAAP.
For the the fiscal year ended December 28, 2024, our reported Adjusted EBITDA and Adjusted Leverage Ratio include the impact of (i) a $8.6 million write off of receivables from True Value in connection with its Chapter 11 bankruptcy; and (ii) $2.4 million of Adjusted EBITDA generated from Intex DIY after we acquired it on August 23, 2024 through the end of our fiscal year on December 28, 2024. The Compensation Committee exercised its discretion and determined that (i) the impact from the True Value bankruptcy should be excluded for purposes of determining the compensation of our executive officers and other employees given that it was an extraordinary and infrequent event; and (ii) the impact from the Intex DIY acquisition should be excluded given that the Intex DIY acquisition was not contemplated at the time the performance criteria were set by our Compensation Committee. These adjustments

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had the net effect, for compensation purposes, of increasing our Adjusted EBITDA by $6.2 million and reducing the Adjusted Leverage Ratio by 0.2.
The level of performance actually reported and the deemed achievement after adjustment by our Compensation Committee for the fiscal year ended December 28, 2024 in each of the above categories was as follows (dollar amounts in thousands):

Metric	Target	Actual Reported	Deemed Achievement	Deemed Achievement to Target	Resulting Payout Factor (%)

Adjusted EBITDA (1)	$235,000	$241,753	$248,000	105.5%	152.0%
Adjusted Leverage Ratio (1)	2.9	2.8	2.6	112.4%	179.5%
(1)Non-GAAP metric, see Appendix A to this proxy statement for additional information, including our definitions, use of, and for a reconciliation of those measures to the most directly comparable financial measures under GAAP.
The annual performance based bonus paid to each of our NEOs for the year ended December 28, 2024 was as follows:

Name	2024 Target Bonus ($)	Plan Based Bonus Calculation ($)	% of Target Bonus	Discretionary Adjustments	Bonus Actually Paid	% of Target Bonus

Douglas J. Cahill	800,000	1,282,400	160.3%	—	1,282,400	160.3%
Robert O. Kraft	300,000	480,900	160.3%	—	480,900	160.3%
Jon Michael Adinolfi	300,000	480,900	160.3%	—	480,900	160.3%
George S. Murphy	195,287	313,045	160.3%	—	313,045	160.3%
Scott K. Moore	167,131	267,911	160.3%	$(17,215)	250,696	150.0%
Scott C. Ride (1)	153,484	246,334	160.5%	$22,562	268,896	175.2%
(1)Mr. Ride is based in Canada and paid in Canadian dollars. His 2024 Target bonus was converted to U.S. dollars for disclosure using 1.4416 exchange rate effective December 28, 2024.
As indicated in the table above, the Compensation Committee exercised its discretion to decrease Mr. Moore’s bonus for 2024 to reflect a payout of 150% of his bonus target. The Committee took this action to more closely align Mr. Moore’s bonus with the financial performance of the RDS segment he leads.
The Compensation Committee also exercised its discretion to increase Mr. Ride’s bonus for 2024 to reflect a payout of 175% of his bonus target due to his continued excellent leadership of our Canada segment and industrial business.

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Long-Term Compensation Elements
STOCK OPTIONS AND RESTRICTED SHARES
All equity awards granted prior to becoming a public company on July 14, 2021 were granted under the 2014 Equity Incentive Plan (the “2014 Equity Incentive Plan”), pursuant to which we may grant options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards for up to an aggregate of 14,523,510 shares of stock. The 2014 Equity Incentive Plan is administered by the Compensation Committee. No further grants will be made from the 2014 Equity Incentive Plan.
Upon becoming a public company on July 14, 2021, the Company established the 2021 Equity Incentive Plan. Under the 2021 Equity Incentive Plan, as amended (the “2021 Equity Incentive Plan”), the maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan as of the Effective Date is (i) 9,150,814 shares, plus (ii) the number of shares of Stock underlying awards under the 2014 Equity Incentive Plan that on or after July 14, 2021 expire or become unexercisable, or are forfeited, cancelled, or otherwise terminated, in each case, without delivery of shares or cash therefor, and would have become available again for grant under the 2014 Equity Incentive Plan in accordance with its terms (not to exceed 14,523,510 shares of Stock in the aggregate) (the “Share Pool”). All grants made after becoming a public company on July 14, 2021 and going forward will be made from the 2021 Equity Incentive Plan.
Our equity incentive plans are designed to align the interests of our stockholders and executive officers by increasing the proprietary interest of our executive officers in our growth and success to advance our interests by attracting and retaining key employees, and motivating such executives to act in our long-term best interests. We grant equity awards to promote the success and enhance the value of the Company by providing participants with an incentive for outstanding performance. Equity-based awards also provide the Company with the flexibility to motivate, attract, and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent.
In the year ended December 28, 2024, we granted 439,810 stock options to NEOs under the 2021 Equity Incentive Plan. See the Grants of Plan-Based Awards in Fiscal Year 2024 table below for details of the grant for each NEO. The options vest in four equal annual installments, subject to the grantee’s continued employment on the vesting dates.
For fiscal 2025, the Compensation Committee determined to grant performance stock units, using return on invested capital as the performance metric, to our named executive officers instead of granting stock options. For fiscal 2025, the equity awards granted to our named executive officers were 50% performance stock units and 50% restricted stock units.
In the year ended December 28, 2024, we granted 412,215 RSUs to NEOs under the 2021 Equity Incentive Plan. See the Grants of Plan-Based Awards in Fiscal Year 2024 table below for details of the grant for each NEO. The RSUs vest on the third anniversary of the grant date, subject to the grantee’s continued employment on such vesting date, with the exception of a one time grant of 157,894 RSUs, with a grant date value of $1.5 million, to Mr. Kraft granted on September 7, 2024 that will vest 50% on the third anniversary of the grant date, 25% on the fourth anniversary of the grant date, and 25% on the fifth anniversary of the grant date. The Compensation Committee granted these RSUs to Mr. Kraft to promote his leadership through the Company’s CEO Transition and promote further alignment with long term goals as a key leader at the Company.
Severance and Change in Control Benefits
On November 2, 2023, the Board of Directors of the Company adopted the Hillman Solutions Corp. Executive Severance Plan (the "Severance Plan"). The primary purpose of the Severance Plan is to standardize and clarify the severance arrangements of our named executive officers (other than Mr. Murphy and Mr. Ride) and the related terms and conditions.
Each of our named executive officers, other than Mr. Murphy and Mr. Ride, participate in the Plan. As a condition to participating in the Severance Plan, each of our named executive officers (other than Mr. Murphy and Mr. Ride) agreed to terminate their employment agreements, if any, with the Company effective November 2, 2023.
Executives covered by the Severance Plan will generally be eligible to receive severance benefits in the event of a termination by the Company without “cause” or by the executive for “good reason” (each as defined in the Severance

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Plan). The severance benefit is enhanced if the termination is within 24 months following a change in control transaction.
Mr. Ride’s employment agreement provides for severance payments and benefits in the event his employment is terminated under specified conditions including death, disability, termination by the Company without “cause,” or Mr. Ride resigns for “good reason” (each as defined in the agreement).
Mr. Murphy’s employment agreement provides for severance payments and benefits in the event his employment is terminated under specified conditions including death, disability, termination by the Company without “cause,” or Mr. Murphy resigns for “good reason” (each as defined in the agreement).
In addition, we have provided for certain equity acceleration benefits under our 2014 Plan designed to assure the Company of the continued employment and attention and dedication to duty of these key management employees and to seek to ensure the availability of their continued service, notwithstanding the possibility or occurrence of a change in control of the Company and resultant employment termination. The severance payments and equity vesting benefits payable both in the event of, and independently from, a change in control are in amounts that we have determined are necessary to remain competitive in the marketplace for executive talent. See “Potential Payments Upon Termination or Change in Control” for additional information.
Employee Benefit Plans and Perquisites
Executives are eligible to participate in the same health and benefit plans generally available to all full-time employees, including health, dental, vision, term life, disability insurance, and supplemental long term disability insurance. In addition, the NEOs are eligible to participate in Hillman’s Defined Contribution Plan (401(k) Plan), described below.
DEFINED CONTRIBUTION PLANS
Our NEOs and most other full-time U.S. employees are covered under a 401(k) retirement savings plan (the “Defined Contribution Plan”) which permits employees to make tax-deferred contributions and provides for a matching contribution of 50% of each dollar contributed by the employee up to 6% of the employee’s compensation. In addition, the Defined Contribution Plan allows for a discretionary annual contribution in amounts authorized by our Board, subject to the terms and conditions of the plan.
NONQUALIFIED DEFERRED COMPENSATION PLAN
Prior to 2022, our NEOs and certain other employees were eligible to participate in the Hillman Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan was frozen at the end of fiscal 2021 such that the Deferred Compensation Plan does not allow new contributions. The Deferred Compensation Plan allowed eligible employees to defer up to 25% of salary and commissions and up to 100% of bonuses. Prior to 2021, the Company contributed a matching contribution of 25% on the first $10,000 of employee deferrals, subject to a five-year vesting schedule.
PERQUISITES
Our NEOs receive a car allowance from the Company of $700 per month in the case of Mr. Cahill, Mr. Kraft, Mr. Adinolfi, and Mr. Moore, and $750 per month in the case of Mr. Murphy. Mr. Ride is entitled to use of a Company car, incurring $7,533 in personal use in 2024.
STOCK OWNERSHIP GUIDELINES
The Board adopted stock ownership guidelines applicable to our executive officers, and our non-employee directors.
The stock ownership guidelines for executive officers are determined as holdings of the Company’s common stock, expressed as a multiple of the officer’s base salary, as set forth below:

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Position / Title	Multiple of Executive’s Base Salary

Chief Executive Officer and Executive Chairman	5x
Chief Financial Officer	3x
Chief Operating Officer	3x
Divisional Presidents	2x
Other Executive Officers	1x
Non-employee directors are required to hold shares of the Company’s common stock with a value equal to three (3) times the amount of the annual cash retainer paid to outside directors for service on the Board (excluding additional chair of the Board, committee and committee chair retainers, if any). Further detail on non-employee director compensation can be found in the section entitled “Compensatory Arrangements for Directors” below.
Executive officers and non-employee directors are required to achieve the applicable level of ownership within five (5) years from the later of (a) July 14, 2021, which is the date the guidelines were originally adopted, or (b) the date the person was initially designated to the applicable executive officer position or director, as applicable, of the Company.

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Compensation Committee Report
The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Respectfully submitted,
The Compensation Committee
Aaron Jagdfeld (Chairman)
Diana Dowling
Diane Honda

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Summary Compensation Table
The following table sets forth compensation of our named executive officers, or NEOs, earned during the years ended December 28, 2024, December 30, 2023, and December 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Compensation - All Other ($)(4)	Total ($)

Douglas J. Cahill President and CEO	2024	800,000	—	1,124,994	1,124,999	1,282,400	18,837	4,351,230
	2023	746,154	—	1,067,493	1,067,500	742,201	19,537	3,642,885
	2022	700,000	—	899,997	899,123	102,802	17,363	2,619,285
Robert O. Kraft CFO and Treasurer	2024	500,000	—	1,874,988	374,997	480,900	20,425	3,251,310
	2023	454,231	—	374,996	374,999	271,645	18,826	1,494,697
	2022	415,000	—	299,999	299,708	36,568	17,992	1,069,267
Jon Michael Adinolfi Chief Operating Officer	2024	500,000	—	374,995	374,997	480,900	18,811	1,749,703
	2023	446,154	—	2,874,993	374,996	267,192	43,023	4,006,358
	2022	400,000	—	224,992	224,778	35,246	8,308	893,324
George S. Murphy(5) Former President, Hardware & Protective Solutions	2024	388,462	—	249,997	—	313,045	10,188	961,692
	2023	350,000	—	200,000	—	173,180	13,812	736,992
	2022	350,000	—	399,992	149,852	25,701	18,928	944,473
Scott K. Moore President, Robotics & Digital Solutions	2024	331,539	—	124,998	124,999	250,696	13,152	845,384
	2023	285,000	—	124,999	124,998	141,018	10,787	686,802
	2022	252,814	—	399,992	249,998	13,673	34,945	951,422
Scott C. Ride(6) President, Hillman Canada	2024	306,969	22,562	249,997	—	246,334	34,326	860,188
	2023	304,626	—	200,000	199,999	152,135	40,326	897,086
	2022	273,766	150,920	219,992	219,784	20,122	16,411	900,995
(1)These discretionary bonuses are presented in the table in the year in which the bonuses were earned. Amounts for 2024 reflect discretionary adjustments to the performance-based bonus amounts. See “Compensation Discussion and Analysis—Short-Term Compensation Elements—Annual Performance-Based Bonuses” above, for additional information.
(2)The amount included in the “Option Awards” column represents the grant date fair value of options calculated in accordance with FASB ASC Topic 718. See Note 13 - Stock Based Compensation, to the Consolidated Financial Statements included in our Form 10-K for the fiscal year ended December 28, 2024 for additional details.

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(3)Represents earned bonuses for services rendered in each year and paid in the subsequent year based on achievement of performance goals under the performance-based bonus arrangements. See “Compensation Discussion and Analysis—Short-Term Compensation Elements—Annual Performance-Based Bonuses” above, for additional information.
(4)The amounts in this column for 2024 consist of matching contributions to the Hillman 401(k) plan (or Canadian Deferred Profit Sharing Plan in the case of Mr. Ride), car allowance or personal use of a company car, relocation / moving expenses, premiums for group term life insurance, or or other miscellaneous. These amounts are detailed below:

Name	401(k) Matching Contribution ($)	Car Allowance / Pers. Use Company Car ($)	Relocation / Moving ($)	Premium for Group Term Life Ins. ($)	Other Misc. ($)	Total Other Comp. ($)

Douglas J. Cahill	9,249	8,400	—	1,188	—	18,837
Robert O. Kraft	11,611	8,400	—	414	—	20,425
Jon Michael Adinolfi	10,141	8,400	—	270	—	18,811
George S. Murphy	—	9,000	—	1,188	—	10,188
Scott K. Moore	4,338	8,400	—	414	—	13,152
Scott C. Ride	26,793	7,533	—	—	—	34,326
(5)Mr. Murphy served as our President, Hardware & Protective Solutions, through October 30, 2024, at which time he transitioned to another role with the Company that was not an executive officer role. The compensation indicated in the table above reflects Mr. Murphy’s aggregate compensation for all of 2024.
(6)Mr. Ride is based in Canada and paid in Canadian dollars. His compensation was converted to U.S. dollars for disclosure using the following rates: 1.4416 effective December 28, 2024, 1.3226 effective December 30, 2023, and 1.3544 effective December 31, 2022.

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Grants of Plan-Based Awards in Fiscal Year 2024
The following table summarizes the plan-based incentive awards granted to NEOs in 2024:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Minimum ($)	Target ($)	Maximum ($)

Douglas J. Cahill	2/15/2024	400,000	800,000	1,600,000	—	—	—	—
	3/7/2024	—	—	—	114,445	—	—	1,124,994
	3/7/2024	—	—	—	—	247,394	9.83	1,124,999
Robert O. Kraft	2/15/2024	150,000	300,000	600,000	—	—	—	—
	3/7/2024	—	—	—	38,148		—	374,995
	3/7/2024	—	—	—	—	82,464	9.83	374,997
	9/7/2024				157,894	—	—	1,499,993
Jon Michael Adinolfi	2/15/2024	150,000	300,000	600,000	—	—	—	—
	3/7/2024	—	—	—	38,148	—	—	374,995
	3/7/2024	—	—	—	—	82,464	9.83	374,997
George S. Murphy	2/15/2024	97,644	195,287	390,574	—	—	—	—
	3/7/2024	—	—	—	25,432	—	—	249,997
Scott K. Moore	2/15/2024	83,566	167,131	334,262	—	—	—	—
	3/7/2024	—	—	—	12,716	—	—	124,998
	3/7/2024	—	—	—	—	27,488	9.83	124,999
Scott C. Ride	2/15/2024	76,742	153,484	306,969	—	—	—	—
	3/7/2024	—	—	—	25,432	—	—	249,997
(1)Reflects the 2024 performance-based bonus awards that each NEO was eligible to receive pursuant to the Company’s 2024 performance bonus plan. The award opportunities presented in the table represent the potential payout range based on percentages of base salary at threshold, target, and maximum levels of corporate performance. See the description of Annual Performance Bonus in the Compensation Discussion and Analysis for a description of the specific performance components and more detail regarding the determination of actual 2024 performance-based bonus payments.
(2)The amount included in this column represents the grant date fair value of options and restricted stock units calculated in accordance with FASB ASC Topic 718. See Note 13 - Stock Based Compensation to the Consolidated Financial Statements included in our Form 10-K for the fiscal year ended December 28, 2024 for additional details. Restricted stock units granted in 2024 vest 100% upon the third anniversary of the grant date, with the exception of Mr. Kraft’s grant on September 7, 2024, which vests 50% upon the third anniversary of the grant date and 25% on each of the fourth and fifth anniversary of the grant date, in all cases subject to the continued employment of the NEO on the applicable vesting date.

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Stock options granted in 2024 vest in four equal equal annual installments beginning on the first anniversary of the date of grant, in all cases subject to the continued employment of the NEO on the applicable vesting date.

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Outstanding Equity Awards at 2024 Fiscal Year-End
The following table sets forth the number of unexercised options and unvested shares of restricted stock held by the NEOs at December 28, 2024.

		Option Awards (1)					Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Option (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units (#) of stock that have not vested	Market value of shares or units ($) of stock that have not vested

Douglas J. Cahill	7/29/2019	5,494,126	—	—	8.50	7/29/2029	—	—
	1/22/2021	408,437	136,146	—	10.00	1/22/2031	—	—
	1/11/2022	136,819	136,820	—	9.94	1/10/2032	—	—
	3/7/2023	71,429	214,289	—	8.77	3/7/2033	—	—
	3/7/2024	—	247,394	—	9.83	3/7/2034	—	—
	1/11/2022	—	—	—	—	—	90,543	887,321
	3/7/2023	—	—	—	—	—	121,721	1,192,866
	3/7/2024	—	—	—	—	—	114,445	1,121,561
Robert O. Kraft	11/1/2017	247,238	—	247,238	6.07	11/1/2027	—	—
	8/30/2018	103,015	—	103,015	7.29	8/30/2028	—	—
	7/30/2020	319,761	—	—	7.89	7/30/2030	—	—
	1/22/2021	133,920	44,641	—	10.00	1/22/2031	—	—
	1/11/2022	45,606	45,606	—	9.94	1/10/2032	—	—
	3/7/2023	25,092	75,277	—	8.77	3/7/2033	—	—
	3/7/2024	—	82,464	—	9.83	3/7/2034	—	—
	1/11/2022	—	—	—	—	—	30,181	295,774
	3/7/2023	—	—	—	—	—	42,759	419,038
	3/7/2024	—	—	—	—	—	38,148	373,850
	9/7/2024	—	—	—	—	—	157,894	1,547,361

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		Option Awards (1)					Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Option (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units (#) of stock that have not vested	Market value of shares or units ($) of stock that have not vested

Jon Michael Adinolfi	7/15/2019	197,790	—	—	8.50	7/15/2029	—	—
	7/30/2020	218,393	—	—	7.89	7/20/2030	—	—
	1/22/2021	109,856	36,619	—	10.00	1/22/2031	—	—
	1/11/2022	34,204	34,204	—	9.94	1/10/2032	—	—
	3/7/2023	20,073	60,222	—	8.77	3/7/2033	—	—
	6/7/2023	5,220	15,662	—	8.59	6/7/2033	—	—
	3/7/2024	—	82,464	—	9.83	3/7/2034	—	—
	1/11/2022	—	—	—	—	—	22,635	221,823
	3/7/2023	—	—	—	—	—	34,207	335,229
	6/7/2023	—	—	—	—	—	291,036	2,852,153
	6/7/2023	—	—	—	—	—	8,731	85,564
	3/7/2024	—	—	—	—	—	38,148	373,850
George S. Murphy	10/1/2018	70,050	—	70,050	7.29	10/1/2028	—	—
	1/22/2021	61,809	20,604	—	10.00	1/22/2031	—	—
	1/11/2022	22,803	22,803	—	9.94	1/10/2032	—	—
	1/11/2022	—	—	—	—	—	15,090	147,882
	10/28/2022	—	—	—	—	—	32,808	321,518
	3/7/2023	—	—	—	—	—	22,805	223,489
	3/7/2024	—	—	—	—	—	25,432	249,234

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		Option Awards (1)					Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Option (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units (#) of stock that have not vested	Market value of shares or units ($) of stock that have not vested

Scott K. Moore	8/10/2018	34,613	—	34,613	7.29	8/10/2028	—	—
	8/1/2022	34,242	34,243	—	10.36	8/1/2032	—	—
	3/7/2023	8,364	25,092	—	8.77	3/7/2033	—	—
	3/7/2024	—	27,488	—	9.83	3/7/2034	—	—
	1/11/2022	—	—	—	—	—	15,090	147,882
	8/1/2022	—	—	—	—	—	24,131	236,484
	3/7/2023	—	—	—	—	—	14,253	139,679
	3/7/2024	—	—	—	—	—	12,716	124,617
Scott C. Ride	2/12/2015	—	—	145,046	6.07	2/12/2025	—	—
	10/1/2017	—	—	72,523	6.07	10/1/2027	—	—
	7/30/2020	115,377	—	—	7.89	7/30/2030	—	—
	1/22/2021	61,809	20,604	—	10.00	1/22/2031	—	—
	1/11/2022	33,444	33,445	—	9.94	1/10/2032	—	—
	3/7/2023	13,382	40,148	—	8.77	3/7/2033	—	—
	1/11/2022	—	—	—	—	—	22,132	216,894
	3/7/2023	—	—	—	—	—	22,805	223,489
	3/7/2024	—	—	—	—	—	25,432	249,234
(1)All stock options reported in the table above with a grant date prior to July 14, 2021 are options to acquire common stock granted under the 2014 Equity Incentive Plan. For all options granted prior to 2021, pursuant to each NEO’s stock option award agreement (other than options granted to Mr. Cahill in 2019 and options granted to Mr. Kraft and Mr. Ride in 2020), these options were divided into two equal vesting tranches. The first tranche is a time-based award which, beginning on the first anniversary of the grant date, vests 25% annually until fully vested on the fourth anniversary of the grant date, subject to the grantee’s continued employment on each such vesting date.
The second tranche of each stock option granted prior to 2021 is performance-based. Subject to the grantee’s continuous employment with the Company, 100% of the performance-based options will vest upon the Hillman stock achieving a 20-day volume weighted average price (VWAP) of $12.50. Options granted to Mr. Cahill in 2019 and options granted to Mr. Kraft and Mr. Ride in 2020 do not contain the performance-based vesting criteria and vest solely on the time-based schedule described above.
All stock options reported in the table above with a grant date on or after July 14, 2021 are options to acquire common stock granted under the 2021 Equity Incentive Plan. These stock options are time-based awards which, beginning on the

46 | 2025 Proxy Statement

first anniversary of the grant date, vest 25% annually until fully vested on the fourth anniversary of the grant date, subject to the grantee’s continued employment on each such vesting date.
(2)All stock awards reported in the table above are restricted stock units granted under the 2021 Equity Incentive Plan. All restricted stock units vest 100% on the third anniversary of the grant date, subject to the grantee’s continued employment on the vesting date, except that Mr. Adinolfi’s grant of 291,036 restricted stock units on June 7, 2023 and Mr. Kraft’s grant of 157,894 restricted stock units on September 7, 2024 will each vest 50% on the third anniversary of the grant date, 25% on the fourth anniversary of the grant date, and 25% on the fifth anniversary of the grant date.
Option Exercises and Stock Vested During Fiscal Year 2024
The table below sets forth the number of shares that were acquired upon the exercise of options and the vesting of RSUs during the year ended December 28, 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Douglas J. Cahill	—	—	—	—
Robert O. Kraft	—	—	—	—
Jon Michael Adinolfi	—	—	—	—
George S. Murphy	—	—	17,084	181,603
Scott K. Moore	—	—	6,585	60,319
Scott C. Ride	178,707	528,315	—	—

2025 Proxy Statement | 47

Nonqualified Deferred Compensation for Fiscal Year 2024
The Nonqualified Deferred Compensation Plan was frozen to new contributions starting in fiscal year 2022. As such, No NEO contributed to the Nonqualified Deferred Compensation Plan in fiscal year 2024.

Name	Executive Contributions ($)	Company Matching Contributions ($)	Aggregate Earnings ($)(1)	Aggregate Withdrawal/ Distributions ($)	Aggregate Balance at December 28, 2024 ($)(2)

Douglas J. Cahill	—	—	—	—	—
Robert O. Kraft	—	—	7,849	—	62,793
Jon Michael Adinolfi	—	—	—	—	—
George S. Murphy	—	—	—	—	—
Scott K. Moore	—	—	—	—	—
Scott C. Ride	—	—	—	—	—
(1)Earnings in the Deferred Compensation Plan were not required to be included in the Summary Compensation Table because the earnings were neither preferential nor above-market.
(2)Amounts reported in this column for each NEO include amounts previously reported in the Company’s Summary Compensation Table in previous years when earned if that officer’s compensation was required to be disclosed in a previous year. Amounts previously reported in such years include previously earned, but deferred, salary and bonus and Company matching contributions. This total reflects the cumulative value of each NEO’s deferrals, matching contributions, and investment experience.
The Nonqualified Deferred Compensation Plan was frozen to new contributions starting in fiscal year 2022. The Deferred Compensation Plan allowed eligible employees to defer up to 25% of salary and commissions and up to 100% of bonuses. A separate account is maintained for each participant in the Deferred Compensation Plan, reflecting hypothetical contributions, earnings, expenses, and gains or losses. The plan is “unfunded” for tax purposes — those are notional accounts and not held in trust. Prior to 2021, we contributed a matching contribution of 25% on the first $10,000 of salary and bonus deferrals. Participants in the Deferred Compensation Plan can choose to invest amounts deferred and the matching Company contributions in a variety of mutual fund investments, consisting of bonds, stocks, and short-term investments as well as blended funds. The available investment choices are the same as the primary investment choices available under the Defined Contribution Plan. The account balances are thus subject to investment returns and will change over time depending on market performance. A participant is entitled to receive his or her account balance upon termination of employment or the date or dates selected by the participant on his or her enrollment forms. If a participant dies or experiences a total and permanent disability before terminating employment and before commencement of payments, the entire value of the participant’s account shall be paid at the time selected by the participant in his or her enrollment forms.

48 | 2025 Proxy Statement

Potential Payments Upon Termination or Change in Control
Severance Payments and Benefits under Executive Severance Plan
On November 2, 2023, the Board of Directors of the Company adopted the Hillman Solutions Corp. Executive Severance Plan (the "Severance Plan"). The primary purpose of the Severance Plan is to standardize and clarify the severance arrangements of our named executive officers (other than Mr. Ride and Mr. Murphy) and the related terms and conditions.
Each of our named executive officers, other than Mr. Ride and Mr. Murphy, participate in the Plan. As a condition to participating in the Severance Plan, each of our named executive officers (other than Mr. Ride and Mr. Murphy) agreed to terminate their employment agreements, if any, with the Company effective November 2, 2023.
In connection with our CEO Transition effective fiscal year 2025, Mr. Adinolfi will be entitled to the same enhanced benefits under the Severance Plan as Mr. Cahill listed below, and Mr. Cahill’s enhanced benefits under the Severance Plan will revert to that of the other NEOs.
TERMINATION WITHOUT CHANGE IN CONTROL
Under the Severance Plan, in the event of a termination by the Company without “Cause” or by the NEO for “Good Reason” (each as defined in the Severance Plan) prior to a Change in Control or more than 24 months following a Change in Control, the severance benefits for the a participating NEO shall generally consist of the following:
•Lump sum payment of the NEO's earned but unpaid bonus for a performance period ending prior to the Executive's termination (if any);
•Continuation of the NEO's base salary for a period specified in the applicable NEO's participation notice, which is (i) eighteen months in the case of Mr. Cahill; and (ii) twelve months in the case of all other participating NEOs.
•In the case of Mr. Cahill only, an amount equal to 150% of his performance based bonus at target achievement level, payable over eighteen months in equal installments on the Company's regular payroll dates.
•Payment by the Company of COBRA medical, dental and/or vision insurance premiums, based on the Executive’s benefits plan elections in effect at the time of termination for a period specified in the applicable NEO's participation notice, which is (i) eighteen months in the case of Mr. Cahill; and (ii) twelve months in the case of all other participating NEOs.
•Payment of the NEO's performance based bonus for the year in which the termination occurred, pro-rated for the NEO's service up to and including the date of termination and based on actual performance for the year, payable concurrently with bonus payments to other employees under the bonus plan.
TERMINATION WITH CHANGE IN CONTROL
Under the Severance Plan, in the event of a termination by the Company without Cause or by the Executive for Good Reason within the 24 months following a Change in Control, the severance benefits for the Executive shall generally consist of the following:
•Lump sum payment of the NEO's earned but unpaid bonus for a performance period ending prior to the NEO's termination (if any);
•Continuation of the NEO's base salary for a period specified in the applicable NEO's participation notice, which is (i) twenty-four months in the case of Mr. Cahill; and (ii) twelve months in the case of all other participating NEOs.
•In the case of Mr. Cahill only, an amount equal to 200% of his performance based bonus at target achievement level, payable over twenty-four months in equal installments on the Company's regular payroll dates.
•In the case of all participating NEOs other than Mr. Cahill, an amount equal to 100% of the NEO's performance based bonus at target achievement level, payable over twelve months in equal installments on the Company's regular payroll dates.

2025 Proxy Statement | 49

•Payment by the Company of COBRA medical, dental and/or vision insurance premiums, based on the NEO’s benefits plan elections in effect at the time of termination for a period specified in the applicable NEO's participation notice, which is (i) twenty-four months in the case of Mr. Cahill; and (ii) twelve months in the case of all other participating NEOs.
•Payment of the NEO's performance based bonus for the year in which the termination occurred, pro-rated for the NEO's service up to and including the date of termination and based on actual performance for the year, payable concurrently with bonus payments to other employees under the bonus plan.
“Good reason” is defined generally as (i) any material diminution in the executive's authority, duties, or responsibilities with the Company, (ii) the Company reassigning the executive to work at a location that is more than 50 miles from the executive's current work location, or (iii) any reduction in base salary or bonus unless such reduction is part of a generalized reduction affecting similarly situated executives. The Company has a 30-day period to cure all circumstances otherwise constituting good reason.
Severance Payments and Benefits under Employment Agreement
SCOTT C. RIDE
We have an employment agreement with Mr. Ride that provides for specified payments and benefits in connection with certain terminations of employment.
For Mr. Ride, in the event of termination of employment by the Company without cause or resignation by Mr. Ride with good reason, Mr. Ride would be entitled to (i) continued payments of base salary for a period of one year following termination, (ii) 50% of the Termination Bonus Amount (equal to the greater of the average of the annual bonuses for the preceding three calendar years, or the last annual bonus), payable when bonus payments for such year are made to other senior executives, (iii) a prorated portion of his annual bonus for the year in which termination occurs, payable when bonus payments for such year are made to other senior executives, and (iv) Company-paid continuation of health benefits coverage and life and disability benefits coverage for twelve months.
Additionally, in the event of Mr. Ride’s termination by reason of death, disability, or due to non-renewal by the Company, Mr. Ride would be entitled to a prorated portion of his annual bonus, if any, for the year in which termination occurs, based on actual performance results for the full year and payable when bonuses are paid to other senior executives.
“Good reason” is defined generally as (i) any material diminution in the executive's position, authority, or duties with the Company, (ii) the Company reassigning the executive to work at a location that is more than 75 miles from the executive's current work location, (iii) any amendment to the Company's bylaws which results in a material and adverse change to the officer and director indemnification provisions contained therein, or (iv) a material breach of the compensation, benefits, term, and severance provisions of the employment agreement by the Company which is not cured within 10 days following written notice from the executive. The Company has a 10-day period to cure all circumstances otherwise constituting good reason.
GEORGE S. MURPHY
For Mr. Murphy, in the event of termination of employment by the Company without cause or resignation by Mr. Murphy with good reason, Mr. Murphy would be entitled to (i) continued payments of base salary for a period of one year following termination (ii) the annual bonus earned by the Executive for the fiscal year completed before the date of the Executive’s termination of employment, but remaining unpaid as of such date; and (iii) a prorated portion of his annual bonus for the year in which termination occurs, payable when bonus payments for such year are made to other senior executives.
Equity Award Vesting Upon a Change in Control
2014 Equity Incentive Plan
Options granted prior to becoming a public company on July 14, 2021 were granted under our 2014 Equity Incentive Plan. All time based options granted under the 2014 Equity Incentive Plan issued prior to 2021 that remain outstanding have already fully vested because the four year vesting period has elapsed. All time based options granted under the 2014 Equity Incentive Plan issued during 2021 prior to becoming a public company on July 14, 2021 do not have mandatory vesting upon a change in control. All performance based options granted under our 2014

50 | 2025 Proxy Statement

Equity Incentive Plan do not have mandatory vesting upon a change in control, but will vest under their terms if the change in control transaction causes the performance targets to be achieved.
2021 Equity Incentive Plan
All equity awards granted after becoming a public company on July 14, 2021 are granted under our 2021 Equity Incentive Plan. The awards granted under our 2021 Equity Incentive Plan do not have mandatory vesting upon a change in control, but do allow for the Compensation Committee to accelerate vesting on a discretionary basis.

2025 Proxy Statement | 51

Estimated Payments Upon Termination of Employment or Change in Control
As required by SEC rules, the table below shows the severance payments and benefits that each of our NEOs would receive upon (1) death, disability, or non-renewal by executive, (2) termination without cause, resignation with good reason, or non-renewal by the Company, (3) termination without cause, resignation with good reason, or non-renewal by the Company within 90 days of a change in control, or (4) a change in control, regardless of termination. The amounts are calculated as if the termination of employment (and change in control, where applicable) occurred on December 28, 2024.
For purposes of the table, the cost of continuing health care, life, and disability insurance coverage is based on the current Company cost for the level of such coverage elected by the executive. The amounts in the table under the "Change in Control" column assume that all outstanding options and awards with mandatory accelerated vesting will vest, and those options and awards with discretionary vesting and performance criteria did not vest. For any amounts payable based upon actual performance bonus, as opposed to target bonus, the amounts in the table are calculated using the actual bonus earned in the year ended December 28, 2024, see the Annual Performance-Based Bonuses section of this Compensation Discussion and Analysis for additional details on that calculation.

Name	Death, Disability, or non-renewal by Executive ($)	Termination without cause, resignation with good reason, or non-renewal by the Company ($)	Termination without cause, resignation with good reason, or non-renewal by the Company within 90 days of a change in control ($)	Change in Control (regardless of termination) ($)(1)

Douglas J. Cahill	—	3,711,813	4,521,617	—
Robert O. Kraft	—	1,001,266	1,301,266	—
Jon Michael Adinolfi	—	1,002,069	1,302,069	—
George S. Murphy	—	732,654	732,654	—
Scott K. Moore	—	640,627	807,758	—
Scott Ride (2)	—	679,173	679,173	—
(1)Assumes that the applicable performance targets were not achieved and/or our Compensation Committee did not exercise its discretion to accelerate the vesting in full of all outstanding equity awards upon a “change in control.” Note that, in the absence of an actual change in control transaction, it is not possible to determine whether the performance thresholds would actually be met or whether our Compensation Committee would accelerate vesting.
(2)Mr. Ride is based in Canada and paid in Canadian dollars. His payouts were converted to U.S. dollars for disclosure using the exchange rate 1.4416 effective December 28, 2024.

52 | 2025 Proxy Statement

Pay Ratio Disclosure
The following information is a reasonable estimate of the annual total compensation of our employees as relates to the 2024 total compensation of our CEO. Based on the methodology described below, our CEO’s 2024 total compensation was approximately 90 times that of our median employee.
We identified the median employee using our employee population as of December 28, 2024, which included all 3,886 global full-time, part-time, temporary, and seasonal employees employed on that date. We applied an exchange rate as of December 28, 2024 to convert all international currencies into U.S. Dollars.
A variety of pay elements comprise the total compensation of our employees. This includes annual base salary, equity awards, annual cash incentive payments based on Company performance, sales or commission incentives, and various field bonuses. The incentive awards an employee is eligible for is based on his or her pay grade and reporting level, and are consistently applied across the organization. Cash incentives, rather than equity, are the primary vehicle of incentive compensation for most of our employees throughout the organization. While all employees earn a base salary, not all receive such cash incentive payments. Furthermore, only a relatively small percentage of our employees received equity awards in fiscal 2024. Consequently, for purposes of applying a consistently-applied compensation metric for determining our median employee, we selected annual base salary as the sole, and most appropriate, compensation element for determining the median employee. We used the annual base salary of our employees as reflected on our human resources systems on December 28, 2024, excluding that of our CEO, in preparing our data set.
Using this methodology, we determined that the median employee was a full-time maintenance associate located in the United States with total annual compensation of $48,345, which includes base pay, bonus pay, 401(k) match, and equity awards. With respect to the 2024 total compensation of our CEO, we used the amount reported in the “Total” column of our 2024 Summary Compensation Table included in this proxy statement, $4,351,230. Accordingly, our CEO to Employee Pay Ratio is 90:1. The pay ratio disclosed is a reasonable estimate calculated in a manner consistent with the applicable SEC disclosure rules.

Pay Versus Performance Disclosure
As discussed in the CD&A above, our Compensation Committee has implemented an executive compensation program designed to link a substantial portion of our NEOs’ realized compensation to the achievement of Hillman’s financial, operational, and strategic objectives, and to align our executive pay with changes in the value of our shareholders’ investments. The following table sets forth additional compensation information for our NEOs, calculated in accordance with SEC regulations, for fiscal years 2024, 2023, 2022, 2021, and 2020.

2025 Proxy Statement | 53

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(3)	Average Compensation Actually Paid to Non-CEO NEOs ($)(2)(3)	Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(5)	Net Income ($)	Adjusted EBITDA(6)

2024	4,351,230	4,453,502	1,533,651	1,645,518	98.70	187.80	17,255	241,753
2023	3,642,885	6,663,136	1,832,761	2,494,439	92.80	166.70	(9,589)	219,360
2022	2,619,285	(2,579,710)	966,154	(1,105)	72.64	114.20	(16,436)	210,249
2021	3,349,100	8,165,216	2,426,095	2,428,106	105.80	130.10	(38,332)	207,418
2020	1,578,261	4,823,414	2,434,882	2,751,209	103.20	102.90	(24,499)	221,215
(1)The dollar amounts reported are the amounts of total compensation reported for our CEO, Mr. Cahill, in the Summary Compensation Table for fiscal years 2023, 2022, 2021 and 2020. Mr. Cahill served as CEO for each of the years presented.
(2)The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate CAP are described in the tables immediately following this table.
(3)For 2024, reflects compensation information for our NEOs, other than our CEO, as described in the CD&A of this proxy statement. For 2023, reflects compensation information for Mr. Kraft, Mr. Adinolfi, Mr. Ride, and Randall J. Fagundo, Hillman’s then Divisional President, Robotics & Digital Solutions. For 2022, reflects compensation information for Mr. Kraft, Mr. Moore, Mr. Murphy, and Mr. Ride. For 2021, reflects compensation information for Mr. Kraft, Mr. Ride, Mr. Fagundo, and Gary L. Seeds, Hillman’s Executive Vice President, Sales & Field Service. For 2020, reflects compensation information for Mr. Kraft, Mr. Fagundo, Mr. Murphy, and Jarrod T. Streng, Hillman’s then Divisional President, Personal Protective Solutions & Corporate Marketing.
(4)Reflects cumulative total stockholder return on our common stock as of the last trading day prior of each of our fiscal years listed. The graph assumes an initial investment of $100 at the market close on November 27, 2020, which was our initial trading day.
(5)Reflects cumulative total stockholder return of the Dow Jones U.S. Industrial Suppliers Index (INDEXDJX: DJUSDS) as of the last trading day prior to the end of each of our fiscal years listed. The graph assumes an initial investment of $100 at the market close on November 27, 2020, which was our initial trading day. The Dow Jones U.S. Industrial Suppliers Index is the peer group used by Hillman for purposes of Item 201(e) of Regulation S-K under the Exchange Act in Hillman’s Annual Report on Form 10-K for the Year Ended December 28, 2024.
(6)Adjusted EBITDA is a non-GAAP measure that represents our consolidated earnings before interest, taxes, depreciation, and amortization, as adjusted for non-recurring charges. For a reconciliation of out net income on a GAAP basis to adjusted EBITDA, see Appendix A.
CEO Pay
To calculate the amounts in the “Compensation Actually Paid to CEO” column in the table above, the following amounts were deducted from and added to (as applicable) our CEO’s “Total” compensation as reported in the Summary Compensation Table (SCT):

54 | 2025 Proxy Statement

CEO Adjustments	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)

Total Compensation from Summary Compensation Table	4,351,230	3,642,885	2,619,285	3,349,100	1,578,261
Adjustments for Equity Awards:(1)
Subtract: Grant Date Fair Values in Summary Compensation Table	(2,249,993)	(2,134,993)	(1,799,120)	(2,637,196)	—
Add: Year-end fair value of awards granted during the year	2,219,531	2,322,888	1,326,398	2,353,822	—
Year-over-year increase (decrease) of fair value of unvested awards granted in prior years	226,003	687,985	(4,084,314)	3,430,666	4,047,789
Increase (decrease) from prior fiscal year–end of fair value for awards that vested during the year	(93,269)	2,144,371	(641,959)	1,668,824	(802,636)
Subtract: Forfeitures during current year equal to prior year-end fair value	—	—	—	—	—
Total Adjustments for Equity Awards	102,272	3,020,251	(5,198,995)	4,816,116	3,245,153
Compensation Actually Paid as Calculated	4,453,502	6,663,136	(2,579,710)	8,165,216	4,823,414
(1)Fair values set forth in the table above are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date, or the fair values of awards forfeited in the covered year, which are valued as of the end of the prior fiscal year. The fair value or change in fair value of RSUs is measured using the closing price of a share of Company common stock on the applicable measurement date. The fair value or change in fair value of stock options is determined using the Black-Scholes option pricing model. Refer to Note 13 - Stock Based Compensation, to the Consolidated Financial Statements included in our Form 10-K for each applicable fiscal year ended for additional details.

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Non-CEO NEO Pay
To calculate the amounts in the “Average Compensation Actually Paid to Non-CEO NEOs” column in the table above, the following amounts were deducted from and added to (as applicable) the average of the “Total” compensation of our non-CEO named executive officers for each applicable year, as reported in the SCT for that year:

Non-CEO NEO Adjustments	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)

Total Compensation from Summary Compensation Table	1,533,651	1,832,761	966,154	2,426,095	2,434,882
Adjustments for Equity Awards:(1)
Subtract: Grant Date Fair Values in Summary Compensation Table	(749,994)	(1,199,996)	(559,829)	(1,962,204)	(374,079)
Add: Year-end fair value of awards granted during the year	754,423	1,297,678	418,321	484,799	640,681
Year-over-year increase (decrease) of fair value of unvested awards granted in prior years	109,246	393,356	(752,231)	1,367,983	67,201
Increase (decrease) from prior fiscal year–end of fair value for awards that vested during the year	(1,808)	170,640	(73,520)	111,433	(17,476)
Subtract: Forfeitures during current year equal to prior year-end fair value	—	—	—	—	—
Total Adjustments for Equity Awards	111,867	661,678	(967,259)	2,011	316,327
Compensation Actually Paid as Calculated	1,645,518	2,494,439	(1,105)	2,428,106	2,751,209
(1)Fair values set forth in the table above are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date, or the fair values of awards forfeited in the covered year, which are valued as of the end of the prior fiscal year. The fair value or change in fair value of RSUs is measured using the closing price of a share of Company common stock on the applicable measurement date. The fair value or change in fair value of stock options is determined using the Black-Scholes option pricing model. Refer to Note 13 - Stock Based Compensation, to the Consolidated Financial Statements included in our Form 10-K for each applicable fiscal year ended for additional details.
Tabular List of Financial Performance Metrics
As described in greater detail in the CD&A, we have a significant focus on pay-for-performance. The most important financial performance measures used to link CAP (as calculated in accordance with the SEC rules), to our NEOs in 2024 to our performance were:

Financial Performance Measures

Adjusted EBITDA
Free Cash Flow
Revenues
Net Debt Reduction
Adjusted Leverage Ratio

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Description of Relationship Between Pay and Performance
The graphs below provide a description of CAP (as calculated in accordance with the SEC rules) and the following measures:
•Hillman’s cumulative TSR and Dow Jones U.S. Industrial Suppliers Index cumulative TSR;
•Hillman’s Net Income; and
•the Company Selected Measure, which for Hillman is Adjusted EBITDA.

CAP Versus Indexed Total Shareholder Return
9,000,000
6,000,000
3,000,000
—
(3,000,000)
CAP ($)
200
150
100
50
Value of $100 invested on 11/27/2020
12/26/20
12/25/21
12/31/22
12/30/23
12/28/24
Compensation Actually Paid to CEO Douglas Cahill
Average Compensation Actually Paid to Non-CEO NEOs
Value of $100 Invested on 11/27/2020 in HLMN Stock
Value of $100 Invested on 11/27/2020 in the DJ U.S. Industrial Suppliers Index

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CAP Versus Net Income

9,000,000
6,000,000
3,000,000
—
(3,000,000)
CAP ($)
27,000,000
18,000,000
9,000,000
—
(9,000,000)
(18,000,000)
(27,000,000)
(36,000,000)
(45,000,000)
Net Income ($)
12/26/20
12/25/21
12/31/22
12/30/23
12/28/24
Compensation Actually Paid to CEO Douglas Cahill
Average Compensation Actually Paid to Non-CEO NEOs
Hillman Net Income

CAP Versus Adjusted EBITDA
9,000,000
6,000,000
3,000,000
—
(3,000,000)
CAP ($)
250,000,000
200,000,000
150,000,000
100,000,000
Adjusted EBITDA ($)
12/26/2020
12/25/21
12/31/22
12/30/23
12/28/24
Compensation Actually Paid to CEO Douglas Cahill
Average Compensation Actually Paid to Non-CEO NEOs
Hillman Adjusted EBITDA

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Director Compensation for Fiscal Year 2024
The following table sets forth compensation earned by the Company’s directors who are not also employees of the Company during the year ended December 28, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Diana Dowling	75,000	119,996	194,996
Teresa S. Gendron	75,000	119,996	194,996
Diane C. Honda	75,000	119,996	194,996
Aaron P. Jagdfeld (2)	92,000	119,996	211,996
Daniel O'Leary (3)	100,000	119,996	219,996
David A. Owens (4)	90,000	119,996	209,996
John Swygert	75,000	119,996	194,996
Philip K. Woodlief (5)	95,000	119,996	214,996
(1)The amount included in the “Stock Awards” column represents the grant date fair value of RSUs calculated in accordance with FASB ASC Topic 718. See Note 13 - Stock Based Compensation, to the Consolidated Financial Statements included in our Form 10-K for the fiscal year ended December 28, 2024 for additional details.
(2)Mr. Jagdfeld is a member of the Board and is entitled to a $75,000 annual board fee and an additional $17,000 fee for serving as the chair of our Compensation Committee.
(3)Mr. O’Leary is a member of the Board and is entitled to a $75,000 annual board fee and an additional $25,000 fee for serving as our Lead Independent Director.
(4)Mr. Owens is a member of the Board and is entitled to a $75,000 annual board fee and an additional $15,000 fee for serving as the chair of our Nominating & ESG Committee.
(5)Mr. Woodlief is a member of the Board and is entitled to a $75,000 annual board fee and an additional $20,000 fee for serving as our Audit Committee chair.

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Directors do not receive any perquisites or other personal benefits from the Company.
The Board did not make any changes to our non-employee director compensation policy during 2024. The director compensation for 2024 is set forth below:

Compensation Element	Amount ($)

Annual cash retainer	75,000
Additional annual cash retainer for Lead Independent Director	25,000
Additional annual cash retainer for chair of the Audit Committee	20,000
Additional annual cash retainer for chair of the Compensation Committee	17,000
Additional annual cash retainer for chair of the Nominating & ESG Committee	15,000
Annual equity retainer	120,000
We also reimburse expenses incurred by our non-employee directors to attend Board and committee meetings. Directors who are also our employees do not receive cash or equity compensation for services on our Board in addition to compensation payable for their services as employees.
As mentioned above, our non-employee directors are subject to stock ownership guidelines requiring them to hold shares of the Company’s common stock with a value equal to three (3) times his or her annual cash retainer. Non-employee directors are required to achieve the applicable level of ownership within five (5) years from the later of (a) July 14, 2021, which is the date the guidelines were originally adopted, or (b) the date the person was initially designated an executive officer or director, as applicable, of the Company.

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ITEM NO. 2 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

You are being asked to vote, on a nonbinding, advisory basis, to approve the compensation of our NEOs. The Board recommends that you vote FOR the approval of compensation of our NEOs.
The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we give our stockholders the right to approve, on a nonbinding, advisory basis, the compensation of our NEOs as disclosed earlier in this proxy statement in accordance with the SEC’s rules.
As discussed earlier in the Compensation Discussion & Analysis, our compensation philosophy is to attract and retain the best management talent and to motivate these associates to achieve our business and financial goals. Our incentive plans are designed to reward the actions that lead to long-term value creation. To achieve our objectives, we seek to ensure that compensation is competitive and that there is a direct link between pay and performance.
The vote on this resolution is not intended to address any specific element of compensation. Rather, the vote relates to the compensation of our NEOs as described in this proxy statement. The vote is advisory. This means that the vote is not binding on Hillman. The Compensation Committee of the Board is responsible for establishing executive compensation. In so doing, the Compensation Committee will consider, along with all other relevant factors, the results of this vote.

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We ask our stockholders to vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and the related narrative discussion, is hereby APPROVED.”

The next advisory vote will occur at our 2026 Annual Meeting.

The Board Recommends a Vote For This Proposal.

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ITEM NO. 3 AMEND 2021 EQUITY INCENTIVE PLAN TO INCREASE SHARE RESERVE

You are being asked to vote to amend our 2021 Equity Incentive Plan to increase the plan shares reserved for issuance
The Board recommends that
you vote FOR amending our 2021 Equity Incentive Plan to Increase the Share Reserve

We are asking our stockholders to approve an amendment of our 2021 Equity Incentive Plan (referred to in this Proxy Statement as the “2021 Plan”), to increase the number of shares of Common Stock available for the grant of awards under the 2021 Plan by 1,800,000 shares, representing approximately 1% of our shares of Common Stock outstanding as of December 28, 2024. We believe equity compensation is a critical tool for employee motivation and retention. We are proposing the share increase to enable us to continue offering effective equity compensation to our employees. A copy of the proposed amendment is attached to this Proxy Statement as Appendix B.
Upon the recommendation of our Compensation Committee, our Board of Directors approved the amendment to the 2021 Plan, subject to stockholder approval. If approved by our stockholders, the amended 2021 Plan will become effective as of the date of the Annual Meeting.
Purpose and Background
The primary goal of the amendment to our 2021 Plan is to provide us with a sufficient reserve of Common Stock to offer appropriate incentives to our employees. Our equity program is a key component of our strategy to attract and retain key individuals, and the share requirements of our equity program have grown with our company. Accordingly, we strongly believe that amending the 2021 Plan is important to our future success.
As of March 29, 2025, approximately 3,236,220 shares remained available for grant under the 2021 Plan. The Board believes that additional shares are necessary to meet the Company’s anticipated equity compensation needs. The proposed share increase, when combined with the amount of shares currently available for grant under the 2021 Plan, is expected to last approximately three years. This estimate is based on a forecast that takes into account our

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historical granting practices, our historical forfeiture rates, as well as an estimated range of our stock price over time.
If our stockholders do not approve the 2021 Plan, as proposed to be amended, we may not have sufficient shares of Common Stock available for issuance under the 2021 Plan to fully execute our equity compensation program beyond fiscal 2026. We believe that such a lack of available equity would materially limit our ability to attract, retain and motivate individuals integral to achieving our business goals and objectives and place us at a competitive disadvantage.
We continue to believe that equity compensation is critical in motivating key employees and that it effectively aligns employee compensation with stockholder interests. On July 14, 2021, the Company adopted the 2021 Plan and agreed not to issue any additional awards under prior plans. The 2021 Plan is the sole available plan for granting discretionary equity compensation to our employees. If the amended 2021 Plan is not approved and we are unable to grant equity compensation in the future, we may need to consider other compensation alternatives, such as increasing cash compensation.
We recognize that equity awards dilute existing stockholders. In reaching our conclusion as to the appropriate number of shares of Common Stock to seek to add to the 2021 Plan in this proposal, we reviewed, among other things, our burn rate. Burn rate measures how rapidly a company is depleting its shares reserved for equity compensation and is commonly used by investors and proxy advisory firms to evaluate proposals relating to equity compensation plans.
We believe that our burn rate of 0.93% in fiscal 2024 and 1.08% in fiscal 2023 is generally consistent with similarly sized companies in our industry. We calculate burn rate as shares reserved for issuance as a result of equity grants during the fiscal year divided by our shares outstanding as of the end of the applicable fiscal year on a fully diluted basis.
The 2021 Plan Incorporates Good Compensation and Governance Practices
•Administration. The 2021 Plan is administered by the Compensation Committee of the Board, which is comprised entirely of independent non-employee directors.
•Stockholder approval is required for additional Shares. The 2021 Plan does not contain an annual “evergreen” provision but instead reserves a fixed maximum number of Shares for issuance. Stockholder approval is required to increase that number.
•Explicit prohibition on repricing without stockholder approval. The 2021 Plan prohibits the repricing, cash-out or other exchange of underwater stock options or stock appreciation rights without prior stockholder approval, except in certain situations with a corporate transaction involving the Company.
•No discounted stock options or stock appreciation rights. The 2021 Plan requires that stock options and stock appreciation rights issued under it must have an exercise price equal to at least the fair market value of our common stock on the date the award is granted.
•Ten-year term. All stock options and stock appreciation rights granted under the 2021 Plan have a term of no more than ten years, thereby limiting the potential for unproductive overhang.
•Share-counting provisions. In general, when awards granted under the 2021 Plan expire or are cancelled without having been fully exercised, or are settled in cash, the Shares reserved for those awards are returned to the share reserve and become available for future awards. However, if Shares are tendered to us or withheld by us to pay a stock option’s or stock appreciation right’s exercise price or satisfy such award’s tax withholding obligations, those Shares do not become available for future awards. Also, if a stock appreciation right is exercised, we subtract from the 2021 Plan share reserve the full number of Shares subject to the portion of the stock appreciation right actually exercised, regardless of how many Shares actually were used to settle the stock appreciation right.
•Limited transferability. In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered, except by will or the laws of descent and distribution.
•No tax gross-ups. The 2021 Plan does not provide for any tax gross-ups.
Summary of the 2021 Plan

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The following summary describes the expected material terms of the 2021 Plan, as amended. This summary is not a complete description of all provisions of the 2021 Plan and is qualified in its entirety by reference to the 2021 Plan, a copy of which is attached hereto as , and we urge you to read it in its entirety.
Purpose
The purpose of the 2021 Plan is to advance our interests by providing for the grant to our employees, directors, consultants and advisors of stock and stock-based awards.
Administration
The 2021 Plan is administered by our Compensation Committee, except with respect to matters that are not delegated to the compensation committee by our Board (whether pursuant to committee charter or otherwise). The Compensation Committee (or Board, as applicable) will have the discretionary authority to administer and interpret the 2021 Plan and any awards granted under it, determine eligibility for and grant awards, determine the exercise price, base value from which appreciation is measured or purchase price, if any, applicable to any award, determine, modify, accelerate and waive the terms and conditions of any award, determine the form of settlement of awards, prescribe forms, rules and procedures relating to the 2021 Plan and awards, and otherwise do all things necessary or desirable to carry out the purposes of the 2021 Plan or any award. The Compensation Committee may delegate such of its duties, powers and responsibilities as it may determine to one or more of its members, members of the Board and, to the extent permitted by law, our officers, and may delegate to employees and other persons such ministerial tasks as it deems appropriate. As used in this summary, the term “Administrator” refers to the Compensation Committee and its authorized delegates, as applicable.
Eligibility
Our employees, non-employee directors, consultants and advisors are eligible to participate in the 2021 Plan. Eligibility for stock options intended to be incentive stock options, or ISOs, is limited to our employees or employees of certain of our affiliates. Eligibility for stock options, other than ISOs, and stock appreciation rights, or SARs, is limited to individuals who are providing direct services to us or certain of our affiliates on the date of grant of the award. As of the date of this proxy statement, approximately 3,886 employees and approximately eight non-employee directors are eligible to participate in the 2021 Plan, including all of our executive officers. In addition, certain consultants and other service providers are eligible to participate in the 2021 Plan.
Authorized shares
At our annual meeting on June 7, 2024, our stockholders approved the maximum number of shares of our common stock that may be delivered in satisfaction of awards under the 2021 Plan of (i) 9,150,814 shares, plus (ii) up to an aggregate of 14,523,510 shares of our common stock underlying awards under the HMAN Group Holdings Inc. (our predecessor entity) 2014 Equity Incentive Plan (the “Prior Plan”) that on or after the date the 2021 Plan becomes effective, expire or become unexercisable, or are forfeited, cancelled or otherwise terminated, in each case, without delivery of shares or cash therefor, and would have become available under the terms of the Prior Plan (collectively, the “share pool”). The stockholders are now being asked to approve an additional 1,800,000 shares to become available for issuance under the 2021 Plan, such that the amount of shares in clause (i) above would be increased to 10,950,814 shares. As of March 28, 2025, approximately 3,236,220 shares remained available for grant under the 2021 Plan.
Up to the total number of shares in the share pool described above may be delivered in satisfaction of ISOs. The number of shares of our common stock delivered in satisfaction of awards under the 2021 Plan is determined (i) by reducing the share pool by the number of shares withheld by us in payment of the exercise price or purchase price of the award or in satisfaction of tax withholding requirements with respect to the award, (ii) by reducing the share pool by the full number of shares covered by any portion of a SAR which is settled in shares of our common stock (and not only the number of shares delivered in settlement of a SAR), and (iii) by increasing the share pool by any shares underlying awards settled in cash or that expire, become unexercisable, terminate or are forfeited to or repurchased by us without the issuance of shares of our common stock (or retention, in the case of restricted stock or unrestricted stock) of shares of our common stock. The number of shares available for delivery under the 2021 Plan will not be increased by any shares that have been delivered under the 2021 Plan and are subsequently repurchased using proceeds directly attributable to stock option exercises.
Shares that may be delivered under the 2021 Plan may be authorized but unissued shares, treasury shares or previously issued shares acquired by us. No fractional shares will be delivered under the 2021 Plan.

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Director limits
The maximum value of all compensation granted or paid to any of our non-employee directors with respect to any calendar year, including awards under the 2021 Plan and cash fees or other compensation paid by us to any such director for services as a director during such calendar year, may not exceed $750,000 in the aggregate, calculating the value of any awards under the 2021 Plan based on their grant date fair value and assuming maximum payout.
Types of awards
The 2021 Plan provides for the grant of stock options, SARs, restricted and unrestricted stock and stock units, restricted stock units, performance awards and other awards that are convertible into or otherwise based on our common stock. Dividend equivalents may also be provided in connection with certain awards under the 2021 Plan, provided that any dividend equivalents will be subject to the same risk of forfeiture, if any, as applies to the underlying award.
•Stock options and SARs. The Administrator may grant stock options, including ISOs, and SARs. A stock option is a right entitling the holder to acquire shares of our common stock upon payment of the applicable exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or shares of equivalent value) equal to the excess of the fair market value of the shares subject to the right over the base value from which appreciation is measured. The exercise price per share of each stock option, and the base value of each SAR, granted under the 2021 Plan shall be no less than 100% of the fair market value of a share on the date of grant (110% in the case of certain ISOs). Other than in connection with certain corporate transactions or changes to our capital structure, stock options and SARs granted under the 2021 Plan may not be repriced, amended, or substituted for with new stock options or SARs having a lower exercise price or base value, nor may any consideration be paid upon the cancellation of any stock options or SARs that have a per share exercise or base price greater than the fair market value of a share on the date of such cancellation, in each case, without shareholder approval. Each stock option and SAR will have a maximum term of not more than ten years from the date of grant (or five years, in the case of certain ISOs).
•Restricted and unrestricted stock and stock units. The Administrator may grant awards of stock, stock units, restricted stock and restricted stock units. A stock unit is an unfunded and unsecured promise, denominated in shares, to deliver shares or cash measured by the value of shares in the future, and a restricted stock unit is a stock unit that is subject to the satisfaction of specified performance or other vesting conditions. Restricted stock are shares subject to restrictions requiring that they be forfeited, redelivered or offered for sale to us if specified performance or other vesting conditions are not satisfied.
•Performance awards. The Administrator may grant performance awards, which are awards subject to the achievement of performance criteria.
•Other share-based awards. The Administrator may grant other awards that are convertible into or otherwise based on shares of our common stock, subject to such terms and conditions as it determines.
•Substitute awards. The Administrator may grant substitute awards in connection with certain corporate transactions, which may have terms and conditions that are inconsistent with the terms and conditions of the 2021 Plan.
Vesting; terms of awards
The Administrator determines the terms and conditions of all awards granted under the 2021 Plan, including the time or times an award vests or becomes exercisable, the terms and conditions on which an award remains exercisable, and the effect of termination of a participant’s employment or service on an award. The Administrator may at any time accelerate the vesting or exercisability of an award. The Administrator may cancel, rescind, withhold or otherwise limit or restrict any award if a participant is not in compliance with all applicable provisions of the 2021 Plan and/or any award agreement evidencing the grant of an award, or if the participant breaches any restrictive covenants.
Recovery of compensation
The Administrator may provide that any outstanding award, the proceeds of any award or shares acquired thereunder and any other amounts received in respect of any award or shares acquired thereunder will be subject to forfeiture and disgorgement to us, with interest and other related earnings, if the participant to whom the award was granted is not in compliance with any provision of the 2021 Plan or any award, any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment or other restrictive covenant, or any company policy that relates to trading on non-public information and permitted transactions with respect to shares

66 | 2025 Proxy Statement

of our common stock or provides for forfeiture, disgorgement or clawback, or as otherwise required by law or applicable stock exchange listing standards.
Transferability of awards
Except as the Administrator may otherwise determine, awards may not be transferred other than by will or by the laws of descent and distribution.
Effect of certain transactions
In the event of certain covered transactions (including the consummation of a consolidation, merger or similar transaction, the sale of all or substantially all of our assets or shares of our common stock, or our dissolution or liquidation), the Administrator may, with respect to outstanding awards, provide for (in each case, on such terms and subject to such conditions as it deems appropriate):
•The assumption, substitution or continuation of some or all awards (or any portion thereof) by the acquiror or surviving entity;
•The acceleration of exercisability or delivery of shares in respect of any award, in full or in part; and/or
•The cash payment in respect of some or all awards (or any portion thereof) equal to the difference between the fair market value of the shares subject to the award and its exercise or base price, if any.
Except as the Administrator may otherwise determine, each award will automatically terminate or be forfeited immediately upon the consummation of the covered transaction, other than awards that are substituted for, assumed, or that continue following the covered transaction.
Adjustment provisions
In the event of certain corporate transactions, including a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure, the Administrator shall make appropriate adjustments to the maximum number of shares that may be delivered under the 2021 Plan, the individual award limits, the number and kind of securities subject to, and, if applicable, the exercise or purchase prices (or base values) of outstanding awards, and any other provisions affected by such event. The Administrator may also make any such adjustments if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the 2021 Plan or any outstanding awards. The Administrator is not required to treat participants or awards (or portions thereof) in a uniform manner in connection in the event of a covered transaction.
Amendments and termination
The Administrator may at any time amend the 2021 Plan or any outstanding award and may at any time suspend or terminate the 2021 Plan as to future grants. However, except as expressly provided in the 2021 Plan, the Administrator may not alter the terms of an award so as to materially and adversely affect a participant’s rights without the participant’s consent (unless the Administrator expressly reserved the right to do so in the applicable award agreement). Any amendments to the 2021 Plan will be conditioned on shareholder approval to the extent required by applicable law, regulations or stock exchange requirements.
Term
No awards shall be granted under the 2021 Plan after July 14, 2031, which is ten years from the date on which the 2021 Plan was approved by the board of directors and our stockholders, but awards previously granted may extend beyond that time.
Certain Federal Income Tax Consequences of the 2021 Plan
The following is a summary of certain U.S. federal income tax consequences associated with awards granted under the 2021 Plan. The summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the 2021 Plan, nor does it cover state, local or non-U.S. taxes, except as may be specifically noted. The 2021 Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).
Stock options (other than ISOs)

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In general, a participant has no taxable income upon the grant of a stock option that is not intended to be an ISO (an “NSO”) but realizes income in connection with the exercise of the NSO in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to us, subject to the limitations set forth in the Code. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which we are not entitled to a deduction.
ISOs
In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased pursuant to an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to us, subject to the limitations set forth in the Code) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which we are not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one and two-year holding periods, any gain or loss recognized upon a subsequent sale of shares purchased pursuant to an ISO is treated as a long-term capital gain or loss for which we are not entitled to a deduction.
SARs
The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock received upon such exercise. A corresponding deduction is generally available to us, subject to the limitations set forth in the Code.
Unrestricted stock awards
A participant who purchases or is awarded unrestricted stock generally has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to us, subject to the limitations set forth in the Code.
Restricted stock awards
A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to us, subject to the limitations set forth in the Code. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to us, subject to the limitations set forth in the Code. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.
For purposes of determining capital gain or loss on a sale of shares awarded under the 2021 Plan, the holding period in the shares begins when the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.
Restricted stock units
The grant of a restricted stock unit does not itself generally result in taxable income. Instead, the participant is taxed upon vesting (and a corresponding deduction is generally available to us, subject to the limitations set forth in the Code), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.
Application of Section 409A of the Code

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Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements.
While the awards to be granted pursuant to the 2021 Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code, if they do not comply with Section 409A, a participant could be subject to additional taxes and interest.
Number of Awards Granted to Employees, Consultants, and Directors
The number of awards that an employee, director or consultant may receive under the 2021 Plan is in the discretion of the Administrator and therefore cannot be determined in advance. Notwithstanding the foregoing, non-employee directors are entitled to receive annual grants under the 2021 Plan and thus it is expected that each non-employee director will next receive an award of restricted stock units with a grant date fair value of approximately $125,000 on June 3, 2025, subject to continued service on such date.
The following table sets forth, with respect to the individuals and groups named below: the aggregate number of shares subject to options granted under the 2021 Plan (whether or not outstanding, vested or forfeited, as applicable) as of March 28, 2025, and the aggregate number of shares subject to awards of restricted stock, restricted stock units, and performance stock units granted under the 2021 Plan (whether or not outstanding, vested or forfeited, as applicable) as of March 28, 2025.

Name of Individual or Group	Number of Options Granted (#)	Number of Shares subject to Stock Awards (#) (1)
Jon Michael Adinolfi	252,050	604,181
Douglas J. Cahill	806,751	473,305
Robert O. Kraft	274,046	347,516
Scott K. Moore	129,429	102,838
George S. Murphy	45,606	118,719
Scott C. Ride	120,419	112,253
All current executive officers as a group	1,714,485	2,017,592
All current non-employee directors as a group	—	349,191
All other current employees (including all current officers who are not executive officers) as a group	—	2,707,878
(1)For any Performance Stock Units granted, the number of shares included in this column assumes achievement at Target level of performance.
Registration with the SEC
The Company intends to file with the SEC a registration statement on Form S-8 covering the new shares reserved for issuance under the 2021 Plan in Q3 2025.
Vote Required
The affirmative vote of a majority of the votes cast is required to approve this proposal. Abstentions and broker non-votes will have no effect on the outcome of this Proposal. The approval of this Proposal 3 is not conditioned upon approval of any of the other proposals in this proxy statement.

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The Board Recommends a Vote For This Proposal.

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ITEM NO. 4 AMEND 2021 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE SHARE RESERVE

You are being asked to vote to amend our 2021 Employee Stock Purchase Plan to increase the plan shares reserved for issuance
The Board recommends that
you vote FOR amending our 2021 Employee stock purchase pLAN to Increase the Share Reserve

We are asking our stockholders to approve an amendment of our 2021 Employee Stock Purchase Plan (referred to in this Proxy Statement as the “ESPP”), to increase the number of shares of Common Stock available for purchase under the ESPP by 1,000,000 shares, representing approximately 0.5% of our shares of Common Stock outstanding as of December 28, 2024.

The purpose of the ESPP is to encourage employee stock ownership, thus aligning employee interests with those of our stockholders, and to enhance our ability to attract, motivate and retain qualified employees. We believe that the ESPP will offer a convenient means for our employees who might not otherwise own our common stock to purchase and hold shares.

As of March 29, 2025, approximately 360,012 shares remained available for purchase under the ESPP. We are proposing the share increase to enable us to continue offering the ESPP to our employees. A copy of the proposed amendment is attached to this Proxy Statement as Appendix C.
Summary of the ESPP
The following summary describes the expected material terms of the ESPP, as amended. This summary is not a complete description of all provisions of the ESPP and is qualified in its entirety by reference to the ESPP, a copy of which is attached hereto as Appendix C, and we urge you to read it in its entirety.
Purpose

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The purpose of the ESPP is to enable eligible employees of us and our participating subsidiaries to use payroll deductions to purchase shares of our common stock. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.
Administration
The ESPP is administered by our compensation committee, which has the discretionary authority to interpret the ESPP, determine eligibility under the ESPP, prescribe forms, rules and procedures relating to the ESPP, and otherwise do all things necessary or desirable to carry out the purposes of the ESPP. Our compensation committee may delegate such of its duties, powers and responsibilities as it may determine to one or more of its members, members of our board of directors and our officers and employees, in each case, to the extent permitted by law. As used in this summary, the term “Administrator” refers to our compensation committee and its authorized delegates, as applicable.
Shares subject to the ESPP
Subject to adjustment as described below, the aggregate number of shares of our common stock available for purchase pursuant to the exercise of options under the ESPP is 1,140,754 shares. Shares to be delivered upon exercise of options under the ESPP may be authorized but unissued shares, treasury shares, or previously issued shares acquired by us. If any option granted under the ESPP expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject to such option will again be available for purchase under the ESPP.
The stockholders are now being asked to approve an additional 1,000,000 shares to become available for purchase under the ESPP, bringing the total to 2,140,754 shares. As of March 28, 2025, approximately 360,012 shares remained available for purchase under the ESPP, such that 1,360,012 shares would be available under the ESPP after giving effect to the 1,000,000 share increase requested in this Proposal.
Eligibility
Participation in the ESPP will generally be limited to our employees and employees of any participating subsidiaries (i) who have been continuously employed by us or one of our participating subsidiaries, as applicable, for a period of at least six months as of the first day of an applicable offering period, (ii) whose customary employment with us or one of our subsidiaries, as applicable, is for more than five months per calendar year, (iii) who customarily work 20 hours or more per week, (iv) who are not highly compensated employees who are subject to Section 16 of the Exchange Act and (v) who satisfy the requirements set forth in the ESPP. The Administrator may establish additional or other eligibility requirements, or change the requirements described in this paragraph, to the extent consistent with Section 423 of the Code. Any employee who owns (or is deemed under statutory attribution rules to own) shares possessing five percent or more of the total combined voting power or value of all classes of shares of us or our parent or subsidiaries, if any, will not be eligible to participate in the ESPP.
General terms of participation
The ESPP allows eligible employees to purchase shares of our common stock during specified offering periods. Unless otherwise determined by the Administrator, offering periods under the ESPP will be three months in duration and commence on the first payroll day of January, April, July and October of each year. During each offering period, eligible employees will be granted an option to purchase shares of our common stock on the last business day of the offering period. A participant may purchase a maximum of 1,000 shares with respect to any offering period (or such lesser number as the Administrator may prescribe). No participant will be granted an option under the ESPP that permits the participant’s right to purchase shares of our common stock under the ESPP and under all other employee stock purchase plans of us or our parent or subsidiaries, if any, to accrue at a rate that exceeds $25,000 in fair market value (or such other maximum as may be prescribed by the Code) for each calendar year during which any option granted to the participant is outstanding at any time, determined in accordance with Section 423 of the Code.
The purchase price of each share issued pursuant to the exercise of an option under the ESPP on an exercise date will be 85% (or such greater percentage as specified by the Administrator) of the fair market value of a share of our common stock on the exercise date, which will be the last business day of the offering period.
The Administrator has the discretion to change the commencement and exercise dates of offering periods, the purchase price, the maximum number of shares that may be purchased with respect to any offering period, the duration of any offering periods and other terms of the ESPP, in each case, without shareholder approval, except as required by law.

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Participants in the ESPP will pay for shares purchased under the ESPP through payroll deductions, or otherwise to the extent permitted by the Administrator. Participants may elect to authorize payroll deductions between one and fifteen percent of the participant’s eligible compensation each payroll period.
Transfer restrictions
Shares of our common stock purchased under the ESPP may not be transferred or sold by a participant, other than by will or by the laws of descent and distribution, or such other period as may be determined by the Administrator.
Adjustments
In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization, or other change in our capital structure that constitutes an equity restructuring, the Administrator will make appropriate adjustments to the aggregate number and type of shares available for purchase under the ESPP, the number and type of shares granted under any outstanding options, the maximum number and type of shares purchasable under any outstanding option and/or the purchase price per share under any outstanding option.
Corporate transactions
In the event of a (i) sale of all or substantially all of our then-outstanding common stock or a sale of all or substantially all of our assets, or (ii) merger or similar transaction in which we are not the surviving corporation or which results in the acquisition of us by another person, the Administrator may provide that each outstanding option will be assumed or substituted for or will be cancelled and the balances of participants’ accounts returned, or that the option period will end before the date of the proposed corporate transaction.
Amendments and termination
The Administrator has discretion to amend the ESPP to any extent and in any manner it may deem advisable, provided that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Code will require shareholder approval. The Administrator may suspend or terminate the ESPP at any time.
Certain Federal Income Tax Consequences of the ESPP
The following discussion of certain relevant United States federal income tax consequences applicable to the purchase of shares under the ESPP is only a summary of certain of the United States federal income tax consequences applicable to United States residents under the ESPP, and reference is made to the Code for a complete statement of all relevant federal tax provisions. No consideration has been given to the effects of foreign, state, local and other laws (tax or other) on the ESPP or on a participant, which laws will vary depending upon the particular jurisdiction or jurisdictions involved. In particular, participants who are stationed outside the United States may be subject to foreign taxes as a result of the ESPP.
No taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of rights to purchase shares. A participant only will recognize income when the shares acquired under the ESPP are sold or otherwise disposed of. The tax due upon sale or other disposition of the acquired shares depends on the length of time that the participant holds the shares.
If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period pursuant to which the shares were acquired or within one year after the actual purchase date of those shares, the participant generally will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares. The Company will be entitled to a corresponding income tax deduction for the amount of income recognized for the taxable year in which such disposition occurs. The amount of this ordinary income will be added to the participant’s basis in the shares, and any additional gain or loss recognized upon the sale or disposition will be a capital gain or loss. If the shares have been held for more than one year since the date of purchase, the gain or loss will be long-term capital gain.
If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period pursuant to which the shares were acquired and more than one year after the actual purchase date of those shares, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares, or (ii) 15% of the fair market value of the shares on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. Alternatively, if the

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fair market value of the shares on the date of the sale or disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss. the Company will not be entitled to an income tax deduction with respect to such disposition.
The tax consequences to a participant may vary depending upon the participant’s individual situation. In addition, various state laws may provide for tax consequences that vary significantly from those described above.
New Plan Benefits
The increase in shares authorized for issuance under the ESPP applies to future purchase periods under the ESPP. The number of shares of common stock that may be purchased under the ESPP is dependent upon the stock’s market value on the last day of each future purchase period, the voluntary election by each eligible employee to participate, and the amount each participant has elected to apply to a purchase period, and is not currently determinable. Our executive officers and non-employee directors are ineligible to participate in the ESPP by virtue of the exclusion of Section 16 persons, though some of our current executive officers did participate in the ESPP as employees prior to becoming executive officers.
The following table states the amounts which were received by each of the named individuals and groups under our ESPP for our last completed fiscal year, and the number of shares of common stock purchased under the ESPP from its inception through March 28, 2025.

Name of Individual or Group	Dollar Value of Shares Purchased in 2024($)(1)	Number of Shares Purchased in 2024 (#)	Number of Shares Purchased from Inception through March 28, 2025
Jon Michael Adinolfi	—	—	—
Douglas J. Cahill	—	—	—
Robert O. Kraft	—	—	—
Scott K. Moore	—	—	1,788
George S. Murphy	—	—	—
Scott C. Ride	—	—	—
All current executive officers as a group	—	—	1,788
All current non-employee directors as a group	—	—	—
All other current employees (including all current officers who are not executive officers) as a group	2,500,225	250,062	778,954
(1) Calculated using closing stock price on date of purchase.
Registration with the SEC
If the ESPP is approved by our stockholders and becomes effective, New Hillman is expected to file a registration statement on Form S-8 registering the shares reserved for issuance under the ESPP in June 2025.
Vote Required
The affirmative vote of a majority of the votes cast is required to approve this proposal. Abstentions and broker non-votes will have no effect on the outcome of this Proposal. The approval of this Proposal 4 is not conditioned upon approval of any of the other proposals in this proxy statement.

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The Board Recommends a Vote For This Proposal.

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ITEM NO. 5 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

You are being asked to ratify the appointment of Hillman’s independent auditor, Deloitte & Touche LLP.
The Board recommends that
you vote FOR the ratification
of Deloitte & Touche LLP as our independent registered public accounting firm.

The Audit Committee has again selected Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for fiscal 2025. We are asking stockholders to ratify the appointment of Deloitte because we value our stockholders’ views on the Company’s independent registered public accounting firm selection and as a matter of good corporate governance.
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm. The Audit Committee regularly evaluates the qualifications, performance, and independence of the independent registered public accounting firm, and whether the firm should be rotated.
Deloitte has served as our independent registered public accounting firm since 2022. The Audit Committee and the Board believe that the continued retention of Deloitte to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders. The Audit Committee will reconsider the appointment of Deloitte if its selection is not ratified by the stockholders. The Audit Committee may also reconsider the appointment of Deloitte at any time even if the selection is ratified by stockholders
INDEPENDENT AUDITOR ATTENDANCE AT THE ANNUAL MEETING
Representatives of Deloitte, our independent registered public accounting firm for the most recently completed fiscal year (2024) and for the current fiscal year (2025) will be present at the 2025 Annual Meeting. These representatives will have an opportunity at the annual meeting to make a statement if they so desire and will also be available to respond to appropriate stockholder questions.

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Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees
For the fiscal years ended December 28, 2024 (fiscal 2024) and December 30, 2023 (fiscal 2023), the Company paid, or will pay, the following fees to its independent auditor for services rendered during the year or for the audit in respect of those years (dollars in thousands):

	Fiscal 2024 ($)	Fiscal 2023 ($)

Independent Auditor	Deloitte	Deloitte
Audit Fees(1)	1,217	1,223
Audit Related Fees(2)	—	50
Tax Fees(3)	—	64
All Other Fees(4)	4	4
Total	1,221	1,341
(1)Audit fees consist of fees for professional services rendered for the audit of the Company’s Consolidated Financial Statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings.
(2)Audit related fees are fees associated with the secondary offerings of shares in 2023.
(3)Tax fees consist of fees billed for professional services for tax compliance, tax advice, tax planning, and transfer pricing services.
(4)All Other Fees consist of fees billed for subscriptions.
PRE-APPROVAL POLICY
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by its independent auditor on a case-by-case basis, and any pre-approval is detailed as to the particular service or category of service and is generally subject to a specific budget. These services may include audit services, audit related services, tax services, and other related services. The independent auditor and the Company’s management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval policy, and the fees for the services performed to date. In accordance with its policies and procedures, the Audit Committee pre-approved 100% of the audit and non-audit services performed by Deloitte for the years ended December 28, 2024 and December 30, 2023.

The Board Recommends a Vote For This Proposal.

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Audit Committee Report
Management of the Company is responsible for the preparation and presentation of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls, and procedures that are designed to provide reasonable assurance regarding compliance with accounting standards and applicable laws and regulations. The independent public accountants are responsible for auditing the Company’s financial statements and expressing opinions as to the financial statements’ conformity with generally accepted accounting principles.
In performing its functions, the Audit Committee:
•Met separately with the Company’s internal auditor and Deloitte with and without management present to discuss the results of the audits;
•Met separately with the Company’s Chief Financial Officer or the Company’s Chief Legal Officer when needed;
•Met regularly in executive sessions;
•Reviewed and discussed with management the audited financial statements included in our Annual Report;
•Discussed with Deloitte the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•Received the written disclosures and the letter from Deloitte required by the applicable requirements of the Public Accounting Oversight Board regarding the independent public accountant's communication with the Audit Committee concerning independence and discussed the matters related to their independence.
Based upon the review and discussions described in this report, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 28, 2024, as filed with the SEC.
This report is submitted by the Audit Committee.
Philip K. Woodlief (Chair)
Teresa Gendron
Daniel O’Leary
John Swygert

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APPENDIX A RECONCILIATION OF NON-GAAP MEASURES
The following charts reconcile Adjusted EBITDA and Adjusted Leverage Ratio to their nearest GAAP measure. Please refer to the “Non-GAAP Financial Measures” section of this filing for additional information, including our definitions and use of Adjusted EBITDA and Adjusted Leverage Ratio, and for a reconciliation of those measures to the most directly comparable financial measures under GAAP.
Adjusted EBITDA is a non-GAAP financial measure and is the primary basis used to measure the operational strength and performance of our businesses, as well as to assist in the evaluation of underlying trends in our businesses. This measure eliminates the significant level of noncash depreciation and amortization expense that results from the capital-intensive nature of our businesses and from intangible assets recognized in business combinations. It is also unaffected by our capital and tax structures, as our management excludes these results when evaluating our operating performance. Our management and Board of Directors use this financial measure to evaluate our consolidated operating performance and the operating performance of our operating segments and to allocate resources and capital to our operating segments. Additionally, we believe that Adjusted EBITDA is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies.
The following table presents a reconciliation of Net loss, the most directly comparable financial measures under GAAP, to Adjusted EBITDA:

Adjusted EBITDA
Amounts in Thousands

Year Ended December 28, 2024 ($)

Net income	17,255
Income tax expense	9,297
Interest expense, net	59,241
Depreciation	68,766
Amortization	61,274
EBITDA	215,833
Stock compensation expense	13,463
Restructuring and other (1)	2,978
Litigation expense (2)	5,000
Transaction and integration expense (3)	1,243
Change in fair value of contingent consideration	228
Refinancing costs(4)	3,008
Adjusted EBITDA	241,753
(1)Restructuring and other costs includes consulting and other costs associated with severance related to our distribution center relocations and corporate restructuring activities and costs associated with the Cybersecurity Incident that occurred in May 2023.

2025 Proxy Statement | A1

(2)Litigation expense include a settlement and legal fees paid in association with a dispute with a kiosk development partner, see Note 15 – Commitments and Contingencies of the Notes to Consolidated Financial Statements included in our Form 10-K for the fiscal year ended December 28, 2024 for additional information).
(3)Transaction and integration expense includes professional fees and other costs related to the Koch Industries, Inc. and Intex DIY, Inc acquisitions.
(4)In the first quarter of 2024, we entered into a Repricing Amendment (2024 Repricing Amendment) on our existing Senior Term Loan due July 14, 2028 (see Note 7 - Long-Term Debt of the Notes to Consolidated Financial Statements included in our form 10-K for the fiscal year ended December 28, 2024 for additional information).

We define Adjusted Leverage Ratio as a ratio of (a) reported gross debt less cash on hand as of December 28, 2024 (“Net Debt"); to (b) Adjusted EBITDA during the year ended December 28, 2024. Adjusted Leverage Ratio is a resulting calculation of two metrics that are not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company believes that the Adjusted Leverage Ratio provides further insight and comparability into liquidity, borrowing capacity, and its capital structure.
Adjusted EBITDA is defined and reconciled above. The following is a the calculation of Net Debt and the resultant Adjusted Leverage Ratio calculation

Net Debt and Resulting Adjusted Leverage Ratio
Amounts in Thousands

Year Ended December 28, 2024 ($)

Revolving loans	$62,000
Senior Term Loan	645,470
Finance leases and other obligations	11,085
Gross Debt	$718,555
Less Cash	44,510
Net Debt	$674,100

Adjusted EBITDA (See Reconciliation Above)	$241,753

Adjusted Leverage Ratio (Net Debt / Adjusted EBITDA)	2.8

2025 Proxy Statement | A2

Appendix B
HILLMAN SOLUTIONS CORP.
2021 EQUITY INCENTIVE PLAN
As Amended on [_________], 2025
1.DEFINED TERMS
Exhibit A, which is incorporated by reference, defines certain terms used in the Plan and includes certain operational rules related to those terms.
2.PURPOSE; EFFECTIVE DATE
The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock and Stock-based Awards. The Plan was adopted by the Board of Directors of the Company on July 14, 2021. The Plan shall become and is effective as of the Effective Date.
3.ADMINISTRATION
The Plan will be administered by the Administrator. The Administrator has discretionary authority, subject only to the express provisions of the Plan, to administer and interpret the Plan and any Awards; to determine eligibility for and grant Awards; to determine the exercise price, base value from which appreciation is measured, or purchase price, if any, applicable to any Award, to determine, modify, accelerate or waive the terms and conditions of any Award; to determine the form of settlement of Awards (whether in cash, shares of Stock, other Awards or other property); to prescribe forms, rules and procedures relating to the Plan and Awards; and to otherwise do all things necessary or desirable to carry out the purposes of the Plan or any Award. Determinations of the Administrator made with respect to the Plan or any Award are conclusive and bind all persons.
4.LIMITS ON AWARDS UNDER THE PLAN
(a)Number of Shares. Subject to adjustment as provided in Section 7(b), the maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan as of the Effective Date is (i) ~~9,150,814~~ 10,950,814 shares, plus (ii) the number of shares of Stock underlying awards under the Prior Plan that on or after the Effective Date expire or become unexercisable, or are forfeited, cancelled or otherwise terminated, in each case, without delivery of shares or cash therefor, and would have become available again for grant under the Prior Plan in accordance with its terms (in the case of this subclause (ii), not to exceed 14,523,510 shares of Stock in the aggregate) (the “Share Pool”). Up to the total number of shares of Stock from the Share Pool described above may be delivered in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. For purposes of this Section 4(a), the number of shares of Stock delivered in satisfaction of Awards will be determined (i) by reducing the Share Pool by the number of shares of Stock withheld by the Company in payment of the exercise price or purchase price of an Award or in satisfaction of tax withholding requirements with respect to an Award, (ii) by reducing the Share Pool by the full number of shares covered by a SAR any portion of which is settled in Stock (and not only the number of shares of Stock delivered in settlement of a SAR), and (iii) by increasing the Share Pool by any shares of Stock underlying any portion of an Award that is settled in cash or that expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the issuance of Stock (or retention, in the case of Restricted Stock or Unrestricted Stock). For the avoidance of doubt, the Share Pool will not be increased by any shares of Stock delivered under the Plan that are subsequently

2025 Proxy Statement | B1

repurchased using proceeds directly attributable to Stock Option exercises. The limits set forth in this Section 4(a) will be construed to comply with any applicable requirements of Section 422.
(b)Substitute Awards. The Administrator may grant Substitute Awards under the Plan. To the extent consistent with the requirements of Section 422 and the regulations thereunder and other applicable legal requirements (including applicable stock exchange requirements), shares of Stock delivered in respect of Substitute Awards will be in addition to and will not reduce the Share Pool. Notwithstanding the foregoing or anything in Section 4(a) to the contrary, if any Substitute Award is settled in cash or expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the delivery (or retention, in the case of Restricted Stock or Unrestricted Stock) of Stock, the shares of Stock previously subject to such Award will not increase the Share Pool or otherwise be available for future issuance under the Plan. The Administrator will determine the extent to which the terms and conditions of the Plan apply to Substitute Awards, if at all, provided, however, that Substitute Awards will not be subject to the limit described in Section 4(d) below.
(c)Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock, treasury Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.
(d)Director Limits. The maximum aggregate value of all compensation granted or paid to any Director with respect to any calendar year, including Awards granted under the Plan and cash fees or other compensation paid by the Company to such Director outside of the Plan, in each case, for services as a Director during such calendar year, may not exceed $750,000 in the aggregate, calculating the value of any Awards based on the grant date fair value in accordance with the Accounting Rules and assuming maximum payout levels.
5.ELIGIBILITY AND PARTICIPATION
The Administrator will select Participants from among Employees and Directors of, and consultants and advisors to, the Company and its subsidiaries. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Stock Options, other than ISOs, and SARs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Award to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations.
6.RULES APPLICABLE TO AWARDS
(a)All Awards.
(i)Award Provisions. The Administrator will determine the terms and conditions of all Awards, subject to the limitations provided herein. No term of an Award shall provide for automatic “reload” grants of additional Awards upon the exercise of an Option or SAR. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms and conditions of the Award and the Plan. Notwithstanding any provision of the Plan to the contrary, Substitute Awards may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.
(ii)Term of Plan. The Plan shall remain in effect, subject to the right of the Board or the Compensation Committee to amend or terminate the Plan at any time, until the earlier of

2025 Proxy Statement | B2

(a) the earliest date as of which all Awards granted under the Plan have been satisfied in full or terminated and no shares of Stock approved for issuance under the Plan remain available to be granted under new Awards or (b) July 14, 2031. No Awards may be made after such termination date, but previously granted Awards may remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.
(iii)Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs and, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), SARs and NSOs may be exercised only by the Participant. The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs, subject to applicable securities and other laws and such terms and conditions as the Administrator may determine.
(iv)Vesting; Exercisability. The Administrator will determine the time or times at which an Award vests or becomes exercisable and the terms and conditions on which a Stock Option or SAR remains exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting and/or exercisability of an Award (or any portion thereof), regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:
(1)Except as provided in (B) and (C) below, immediately upon the cessation of the Participant’s Employment each Stock Option and SAR (or portion thereof) that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and each other Award that is then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not then vested will be forfeited.
(2)Subject to (C) and (D) below, each Stock Option and SAR (or portion thereof) held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then vested and exercisable, will remain exercisable for the lesser of (i) a period of three months following such cessation of Employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.
(3)Subject to (D) below, each Stock Option and SAR (or portion thereof) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment due to death or by the Company due to Disability, to the extent then vested and exercisable, will remain exercisable for the lesser of (i) the one-year period ending on the first anniversary of such cessation of Employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.
(4)All Awards (whether or not vested or exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause (in each case, without regard to the lapsing of any required notice or cure periods in connection therewith).

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(v)Recovery of Compensation. The Administrator may provide in any case that any outstanding Award (whether or not vested or exercisable), the proceeds from the exercise or disposition of any Award or Stock acquired under any Award, and any other amounts received in respect of any Award or Stock acquired under any Award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted is not in compliance with any provision of the Plan or any applicable Award, or any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment, or other restrictive covenant by which the Participant is bound. Each Award will be subject to any policy of the Company or any of its subsidiaries that relates to trading on non-public information and permitted transactions with respect to shares of Stock, including limitations on hedging and pledging. In addition, each Award will be subject to any policy of the Company or any of its Affiliates that provides for forfeiture, disgorgement, or clawback with respect to incentive compensation that includes Awards under the Plan and will be further subject to forfeiture and disgorgement to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Exchange Act. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees (or will be deemed to have agreed) to the terms of this Section 6(a)(5) and any clawback, recoupment or similar policy of the Company or any of its subsidiaries and further agrees (or will be deemed to have further agreed) to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Participant to cooperate fully with the Administrator, to effectuate any forfeiture or disgorgement described in this Section 6(a)(5). Neither the Administrator nor the Company nor any other person, other than the Participant and the Participant’s permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or the Participant’s permitted transferees, if any, that may arise in connection with this Section 6(a)(5).
(vi)Taxes. The grant of an Award and the issuance, delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon the full satisfaction by the Participant of all tax and other withholding requirements with respect to the Award. The Administrator will prescribe rules for the withholding of taxes and other amounts with respect to any Award as it deems necessary. Without limitation to the foregoing, the Company or any parent or subsidiary of the Company will have the authority and the right to deduct or withhold (by any means set forth herein or in an Award agreement), or require a Participant to remit to the Company or a parent or subsidiary of the Company, an amount sufficient to satisfy all U.S. and non-U.S. federal, state and local income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and any Award hereunder and legally applicable to the Participant and required by law to be withheld (including, any amount deemed by the Company, in its discretion, to be an appropriate charge to the Participant even if legally applicable to the Company or any parent or subsidiary of the Company). The Administrator, in its sole discretion, may hold back shares of Stock from an Award or permit a Participant to tender previously-owned shares of Stock in satisfaction of tax or other withholding requirements (but not in excess of the maximum withholding amount consistent with the Award being subject to equity accounting treatment under the Accounting Rules). Any amounts withheld pursuant to this Section 6(a)(6) will be treated as though such amounts had been made directly to the Participant. In addition, the Company may, to the extent permitted by law, deduct any such tax and other withholding amounts from any payment of any kind otherwise due to a Participant from the Company or any parent or subsidiary of the Company.
(vii)Dividend Equivalents. The Administrator may provide for the payment of amounts (on terms and subject to such restrictions and conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award; provided, however, that (a) dividends or

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dividend equivalents relating to an Award that, at the dividend payment date, remains subject to a risk of forfeiture (whether service-based or performance-based) shall be subject to the same risk of forfeiture as applies to the underlying Award and (b) no dividends or dividend equivalents shall be payable with respect to Stock Options or SARs. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the applicable requirements of Section 409A.
(viii)Rights Limited. Nothing in the Plan or any Award will be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or any of its subsidiaries, or any rights as a stockholder except as to shares of Stock actually delivered under the Plan. The loss of existing or potential profit in any Award will not constitute an element of damages in the event of a termination of a Participant’s Employment for any reason, even if the termination is in violation of an obligation of the Company or any of its subsidiaries to the Participant.
(ix)Coordination with Other Plans. Shares of Stock and/or Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or any of its subsidiaries. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or any of its subsidiaries may be settled in Stock (including, without limitation, Unrestricted Stock) under the Plan if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the Share Pool).
(x)Section 409A.
(1)Without limiting the generality of Section 11(b) hereof, each Award will contain such terms as the Administrator determines and will be construed and administered such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.
(2)Notwithstanding anything to the contrary in the Plan or any Award agreement, the Administrator may unilaterally amend, modify or terminate the Plan or any outstanding Award, including but not limited to changing the form of the Award, if the Administrator determines that such amendment, modification or termination is necessary or desirable to avoid the imposition of an additional tax, interest or penalty under Section 409A.
(3)If a Participant is determined on the date of the Participant’s termination of Employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the first business day following the expiration of the six-month period measured from the date of such “separation from service” and (ii) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 6(a)(10)(C) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid, without interest, on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award agreement.

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(4)For purposes of Section 409A, each payment made under the Plan or any Award will be treated as a separate payment.
(5)With regard to any payment considered to be nonqualified deferred compensation under Section 409A, to the extent applicable, that is payable upon a change in control of the Company or other similar event, to the extent required to avoid the imposition of an additional tax, interest or penalty under Section 409A, no amount will be payable unless such change in control constitutes a “change in control event” within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.
(b)Stock Options and SARs.
(i)Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise in a form acceptable to the Administrator that is signed by the appropriate person and accompanied by any payment required under the Award. The Administrator may limit or restrict the exercisability of any Stock Option or SAR in its discretion, including in connection with any Covered Transaction. Any attempt to exercise a Stock Option or SAR by any person other than the Participant will not be given effect unless the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.
(ii)Exercise Price. The exercise price (or the base value from which appreciation is to be measured) per share of each Award requiring exercise must be no less than 100% (in the case of an ISO granted to a 10-percent stockholder within the meaning of Section 422(b)(6) of the Code, 110%) of the Fair Market Value of a share of Stock, determined as of the date of grant of the Award, or such higher amount as the Administrator may determine in connection with the grant.
(iii)Payment of Exercise Price. Where the exercise of an Award (or portion thereof) is to be accompanied by a payment, payment of the exercise price must be made by cash or check acceptable to the Administrator or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of previously acquired unrestricted shares of Stock, or the withholding of unrestricted shares of Stock otherwise deliverable upon exercise, in either case that have a Fair Market Value equal to the exercise price; (ii) through a broker-assisted cashless exercise program acceptable to the Administrator; (iii) by other means acceptable to the Administrator; or (iv) by any combination of the foregoing permissible forms of payment. The delivery of previously acquired shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.
(iv)Maximum Term. The maximum term of Stock Options and SARs must not exceed 10 years from the date of grant (or five years from the date of grant in the case of an ISO granted to a 10-percent stockholder described in Section 6(b)(2) above).
(v)No Repricing. Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) or as otherwise contemplated by Section 7 below, the Company may not, without obtaining stockholder approval, (A) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs, (B) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs that have an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs, or (C) cancel outstanding Stock Options or SARs that have an

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exercise price or base value greater than the Fair Market Value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.
7.EFFECT OF CERTAIN TRANSACTIONS
(a)Mergers, etc. Except as otherwise expressly provided in an Award agreement or other agreement or by the Administrator, the following provisions will apply in the event of a Covered Transaction:
(i)Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for (A) the assumption or continuation of some or all outstanding Awards or any portion thereof or (B) the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.
(ii)Cash-Out of Awards. Subject to Section 7(a)(5) below, the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof (including only the vested portion thereof, with the unvested portion terminating as provided in subsection 7(a)(4) below), equal in the case of each applicable Award or portion thereof to the excess, if any, of (A) the Fair Market Value of one share of Stock multiplied by the number of shares of Stock subject to the Award or such portion, minus (B) the aggregate exercise or purchase price, if any, of such Award or such portion thereof (or, in the case of a SAR, the aggregate base value above which appreciation is measured), in each case on such payment and other terms and subject to such conditions (which need not be the same as the terms and conditions applicable to holders of Stock generally), as the Administrator determines, including that any amounts paid in respect of such Award in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate. For the avoidance of doubt, if the per share exercise or purchase price (or base value) of an Award or portion thereof is equal to or greater than the Fair Market Value of one share of Stock, such Award or portion may be cancelled with no payment due hereunder or otherwise in respect thereof.
(iii)Acceleration of Certain Awards. Subject to Section 7(a)(5) below, the Administrator may provide that any Award requiring exercise will become exercisable, in full or in part, and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated, in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following the exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.
(iv)Termination of Awards upon Consummation of Covered Transaction. Except as the Administrator may otherwise determine, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) immediately upon the consummation of the Covered Transaction, other than (A) any Award that is assumed, continued or substituted for pursuant to Section 7(a)(1) above, and (B) any Award that by its terms, or as a result of action taken by the Administrator, continues following the Covered Transaction.
(v)Additional Limitations. Any share of Stock and any cash or other property or other award delivered pursuant to Section 7(a)(1), Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate, including to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in

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connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or an acceleration under Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.
(vi)Uniform Treatment. For the avoidance of doubt, the Administrator need not treat Participants or Awards (or portions thereof) in a uniform manner, and may treat different Participants and/or Awards differently, in connection with a Covered Transaction.
(b)Changes in and Distributions with Respect to Stock.
(i)Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of the Accounting Rules, the Administrator shall make appropriate adjustments to the Share Pool and to the limit described in Section 4(d), and shall make appropriate adjustments to the number and kind of shares of stock or securities underlying Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change.
(ii)Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Sections 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan or any Award.
(iii)Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.
8.LEGAL CONDITIONS ON DELIVERY OF STOCK
The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to the exercise of an Award or the delivery of shares of Stock under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. Any Stock delivered under the Plan will be evidenced in such manner as the Administrator determines appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that stock certificates will be issued in connection with Stock issued under the Plan, the Administrator may require that such certificates bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending the lapse of the applicable restrictions.

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9.AMENDMENT AND TERMINATION
The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by applicable law, and may at any time terminate the Plan as to any future grants of Awards; provided, however, that except as otherwise expressly provided in the Plan or the applicable Award, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so in the Plan or at the time the applicable Award was granted. Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by applicable law (including the Code) or stock exchange requirements, as determined by the Administrator. For the avoidance of doubt, without limiting the Administrator’s rights hereunder, no adjustment to any Award pursuant to the terms of Section 7 or Section 12 will be treated as an amendment requiring a Participant’s consent.
10.OTHER COMPENSATION ARRANGEMENTS
The existence of the Plan or the grant of any Award will not affect the right of the Company or any of its subsidiaries to grant any person bonuses or other compensation in addition to Awards under the Plan.
11.MISCELLANEOUS
(a)Waiver of Jury Trial. By accepting or being deemed to have accepted an Award under the Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan or any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees (or will be deemed to have agreed) that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting or being deemed to have accepted an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit any dispute arising under the terms of the Plan or any Award to binding arbitration or as limiting the ability of the Company to require any individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.
(b)Limitation of Liability. Notwithstanding anything to the contrary in the Plan or any Award, neither the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other person by reason of any acceleration of income, any additional tax, or any penalty, interest or other liability asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to any Award.
(c)Unfunded Plan. The Company’s obligations under the Plan are unfunded, and no Participant will have any right to specific assets of the Company in respect of any Award. Participants will be general unsecured creditors of the Company with respect to any amounts due or payable under the Plan.

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12.ESTABLISHMENT OF SUB-PLANS
The Administrator may at any time and from time to time (including before or after an Award is granted) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan for Participants based outside of the U.S. and/or subject to the laws of countries other than the U.S., including by establishing one or more sub-plans, supplements or appendices under the Plan or any Award agreement for the purpose of complying or facilitating compliance with non-U.S. laws or taking advantage of tax favorable treatment or for any other legal or administrative reason determined by the Administrator. Any such sub-plan, supplement or appendix may contain, in each case, (i) such limitations on the Administrator’s discretion under the Plan and (ii) such additional or different terms and conditions, as the Administrator deems necessary or desirable and will be deemed to be part of the Plan but will apply only to Participants within the group to which the sub-plan, supplement or appendix applies (as determined by the Administrator); provided, however, that no sub-plan, supplement or appendix, rule or regulation established pursuant to this provision shall increase Share Pool.
13.GOVERNING LAW
(a)Certain Requirements of Corporate Law. Awards and shares of Stock will be granted, issued and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.
(b)Other Matters. Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the domestic substantive laws of the State of Delaware govern the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
(c)Jurisdiction. Subject to Section 11(a) and except as may be expressly set forth in an Award agreement, by accepting (or being deemed to have accepted) an Award, each Participant agrees or will be deemed to have agreed to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (ii) not commence any suit, action or other proceeding arising out of or based upon the Plan or any Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware; and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that the Participant is not subject personally to the jurisdiction of the above-named courts that the Participant’s property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or any Award or the subject matter thereof may not be enforced in or by such court.

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EXHIBIT A
Definition of Terms
The following terms, when used in the Plan, have the meanings and are subject to the provisions set forth below:
“Accounting Rules”: Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.
“Administrator”: The Compensation Committee, except with respect to such matters that are not delegated to the Compensation Committee by the Board (whether pursuant to committee charter or otherwise). The Compensation Committee (or the Board, with respect to such matters over which it retains authority under the Plan or otherwise) may delegate (i) to one or more of its members (or one or more other members of the Board) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by Section 152 or 157(c) of the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. For purposes of the Plan, the term “Administrator” will include the Board, the Compensation Committee, and the person or persons delegated authority under the Plan to the extent of such delegation, as applicable. With respect to any Award to which Section 16 of the Exchange Act applies, the Administrator shall consist of either the Board or a committee of the Board, which committee shall consist of two or more directors, each of whom is intended to be, to the extent required by Rule 16b-3 of the Exchange Act, a “non-employee director” as defined in Rule 16b-3 of the Exchange Act and an “independent director” to the extent required by the rules of the national securities exchange that is the principal trading market for the Stock; provided, that with respect to Awards made to a member of the Board who is not an employee of the Company, “Administrator” means the Board. Any member of the Administrator who does not meet the foregoing requirements shall abstain from any decision regarding an Award and shall not be considered a member of the Administrator to the extent required to comply with Rule 16b-3 of the Exchange Act
“Award”: Any or a combination of the following:
(i) Stock Options.
(ii) SARs.
(iii) Restricted Stock.
(iv) Unrestricted Stock.
(v) Stock Units, including Restricted Stock Units.
(vi) Performance Awards.
(vii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.
“Board”: The board of directors of the Company.
“Cause”: In the case of any Participant who is party to an employment agreement that contains a definition of “Cause,” the definition set forth in such agreement applies with respect to such Participant for purposes of the Plan for so long as such agreement is in effect. In every

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other case, “Cause” means, as determined by the Administrator, termination of a Participant’s employment or other service because of: (i) the Participant’s being charged with a felony (or similar crime in a foreign jurisdiction) or crime of dishonesty or moral turpitude, (ii) insubordination, gross negligence or willful misconduct in the performance of the Participant’s duties, (iii) illegal use of controlled substances during the performance of the Participant’s duties or that adversely affects the reputation or best interests of the Company or any of its subsidiaries, (iv) the Participant’s commission of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or a material act of dishonesty against the Company or any of its subsidiaries, (v) material breach by the Participant of any written employment, non-competition, non-solicitation, confidentiality or similar agreement with the Company or any of its subsidiaries, (vi) the Participant’s material noncompliance with Company policy or code of conduct, (vii) the Participant’s persistent neglect of duty or chronic unapproved absenteeism, (viii) the Participant’s willful and deliberate failure in the performance of the Participant’s duties in any material respect, in each case, as determined in good faith by the Compensation Committee in its sole discretion, or (ix) any other conduct by a Participant that could be expected to be harmful to the business, interests or reputation of the Company.
“Closing Date” means the date of the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 24, 2021, by and among Landcadia Holdings III, Inc. and the other parties thereto.
“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect, including any applicable regulations and guidance thereunder.
“Company”: Hillman Solutions Corp.
“Compensation Committee”: The compensation committee of the Board.
“Covered Transaction”: Any of (i) a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.
“Director”: A member of the Board who is not an Employee.
“Disability”: In the case of any Participant who is party to an employment, change of control or severance-benefit agreement that contains a definition of “Disability” (or a corollary term), the definition set forth in such agreement applies with respect to such Participant for purposes of the Plan for so long as such agreement is in effect. In every other case, “Disability” means, as determined by the Administrator, absence from work due to a disability for a period in excess of 90 days in any 12-month period that would entitle the Participant to receive benefits under the Company’s long-term disability program as in effect from time to time (if the Participant were a participant in such program).
“Effective Date”: The later of the date the Plan was approved by the Company’s stockholders or the Closing Date.
“Employee”: Any person who is employed by the Company or any of its subsidiaries.

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“Employment”: A Participant’s employment or other service relationship with the Company or any of its subsidiaries. Employment will be deemed to continue, unless the Administrator otherwise determines, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to, the Company or any of its subsidiaries. If a Participant’s employment or other service relationship is with any subsidiary of the Company and that entity ceases to be a subsidiary of the Company, the Participant’s Employment will be deemed to have terminated when the entity ceases to be a subsidiary of the Company unless the Participant transfers Employment to the Company or one of its remaining subsidiaries. Notwithstanding the foregoing, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations, after giving effect to the presumptions contained therein) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.
“Exchange Act”: The Securities Exchange Act of 1934, as amended.
“Fair Market Value”: As of a particular date, (i) the closing price for a share of Stock reported on the Nasdaq Global Stock Market (or any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 422 and Section 409A to the extent applicable.
“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO in the applicable Award agreement.
“NSO”: A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.
“Participant”: Any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter, initial purchaser or placement agent temporarily holding the capital stock of the Company pursuant to a registered public offering.
“Performance Award”: An Award subject to performance vesting conditions, which may include Performance Criteria.
“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result or avoidance of loss and may be applied to a Participant individually, or to a business unit or division of the Company or to the Company as a whole and may relate to any or any combination

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of any criterion or criteria determined by the Administrator (measured either absolutely or comparatively (including, without limitation, by reference to an index or indices or the performance of one or more companies) and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof and subject to such adjustments, if any, as the Administrator specifies. A Performance Criterion may also be based on individual performance and/or subjective performance criteria. The Administrator may provide that one or more of the Performance Criteria applicable to such Award will be adjusted in a manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.
“Plan”: The Hillman Solutions Corp. 2021 Equity Incentive Plan, as from time to time amended and in effect.
“Prior Plan”: The HMAN Group Holdings Inc. 2014 Equity Incentive Plan, as amended.
“Restricted Stock”: Stock subject to restrictions requiring that it be forfeited, redelivered or offered for sale to the Company if specified performance or other vesting conditions are not satisfied.
“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or of cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.
“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.
“Section 409A”: Section 409A of the Code and the regulations thereunder.
“Section 422”: Section 422 of the Code and the regulations thereunder.
“Stock”: Common stock of the Company, par value $0.0001 per share.
“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.
“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.
“Substitute Awards”: Awards granted under the Plan in substitution for one or more equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition.
“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

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Appendix C

HILLMAN SOLUTIONS CORP.
2021 EMPLOYEE STOCK PURCHASE PLAN

1.Defined Terms
Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.
2.Purpose of Plan
The Plan is intended to enable Eligible Employees to use payroll deductions to purchase shares of Stock in offerings under the Plan, and thereby acquire an interest in the Company. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 and to be exempt from the application and requirements of Section 409A of the Code, and is to be construed accordingly.
3.Options to Purchase Stock
Subject to adjustment pursuant to Section 16 of the Plan, the maximum aggregate number of shares of Stock available for purchase pursuant to the exercise of Options granted under the Plan will be ~~1,140,754~~ 2,140,754 shares (the “Initial Share Pool”). The shares of Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock, treasury Stock, or previously issued Stock acquired by the Company. If any Option granted under the Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of Stock subject to such Option will not reduce the Share Pool and will again be available for purchase under the Plan. If, on an Exercise Date, the total number of shares of Stock that would otherwise be subject to Options granted under the Plan exceeds the number of shares then available in the Share Pool, the Administrator shall make a pro rata allocation of the shares remaining available for purchase under the Plan in as uniform a manner as is practicable and as it determines to be equitable. In such event, the Administrator shall notify each Participant of such reduction and of the effect on the Participant’s Options and may reduce the rate of a Participant’s payroll deductions, if necessary.
4.Eligibility
(a)Eligibility Requirements. Subject to Section 13 of the Plan, and the exceptions and limitations set forth in Section 4(b), Section 4(c), and Section 6 of the Plan, or as may be provided elsewhere in the Plan or in any sub-plan contemplated by Section 23, each Employee (i) who has been continuously employed by the Company or a Designated Subsidiary, as applicable, for a period of at least six (6) months as of the first day of an Option Period, (ii) whose customary Employment with the Company or a Designated Subsidiary, as applicable, is for more than five (5) months per calendar year, (iii) who customarily works twenty (20) hours or more per week, (iv) who is not a highly compensated employee (within the meaning of Section 414(q) of the Code) who is subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act, and (v) who satisfies the requirements set forth in the Plan will be an Eligible Employee.

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(b)Five Percent Shareholders. No Employee may be granted an Option under the Plan if, immediately after the Option is granted, the Employee would own (or pursuant to Section 424(d) of the Code would be deemed to own) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of its Parent or Subsidiaries, if any.
(c)Additional Requirements. The Administrator may, for Option Periods that have not yet commenced, establish additional or other eligibility requirements, or amend the eligibility requirements set forth in subsection (a) above, in each case, consistent with the requirements of Section 423.
5.Option Periods
The Plan will generally be implemented by a series of separate offerings referred to as “Option Periods”. Unless otherwise determined by the Administrator, the Option Periods will be successive periods of approximately three (3) months commencing on the first payroll date in January, April, July, and October of each year, anticipated to be on or around January 1 and April 1, July 1, and October 1, and ending approximately three months later on the last Business Day in March, June, September or December, as applicable, of each year, anticipated to be on or around March 31, June 30, September 30 and December 31. The last Business Day of each Option Period will be an “Exercise Date”. The Administrator may change the Exercise Date, the commencement date, the ending date and the duration of each Option Period, in each case, to the extent permitted by Section 423; provided, however, that no Option may be exercised after 27 months from its grant date.
6.Option Grant
Subject to the requirements and limitations set forth in Sections 4 and 10 of the Plan and the Maximum Share Limit, on the first day of an Option Period, each Participant will automatically be granted an Option to purchase shares of Stock on the Exercise Date; provided, however, that no Participant will be granted an Option under the Plan that permits the Participant’s right to purchase shares of Stock under the Plan and under all other employee stock purchase plans of the Company and its Parent and Subsidiaries, if any, to accrue at a rate that exceeds $25,000 in Fair Market Value (or such other maximum as may be prescribed from time to time by the Code) for each calendar year during which any Option granted to such Participant is outstanding at any time, as determined in accordance with Section 423(b)(8) of the Code.
7.Method of Participation
(a)Payroll Deduction and Participation Authorization. To participate in an Option Period, an Eligible Employee must execute and deliver to the Administrator a payroll deduction and participation authorization form in accordance with the procedures prescribed by, and in a form acceptable to, the Administrator and, in so doing, the Eligible Employee will thereby become a Participant as of the first day of such Option Period. Such an Eligible Employee will remain a Participant with respect to subsequent Option Periods until his or her participation in the Plan is terminated as provided herein. Such payroll deduction and participation authorization must be delivered not later than 21 calendar days prior to the first day of an Option Period, or such other time as specified by the Administrator.
(b)Changes to Payroll Deduction Authorization for Subsequent Option Periods. A Participant’s payroll deduction authorization will remain in effect for subsequent Option Periods unless the Participant files a new authorization not later than 21 calendar days prior to the first

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day of the subsequent Option Period (or such other time as specified by the Administrator) or the Participant’s Option is cancelled pursuant to Section 13 or Section 14 of the Plan.
(c)Changes to Payroll Deduction Authorization for Current Option Period. During an Option Period, a Participant’s payroll deduction authorization may not be increased or decreased, except that a Participant may terminate his or her payroll deduction authorization by canceling his or her Option in accordance with Section 13 of the Plan.
(d)Payroll Deduction Percentage. Each payroll deduction authorization will authorize payroll deductions as a whole percentage from 1% to 15% of the employee’s Eligible Compensation per payroll period.
(e)Payroll Deduction Account. All payroll deductions made pursuant to this Section 7 will be credited to the Participant’s Account. Amounts credited to a Participant’s Account will not be required to be set aside in trust or otherwise segregated from the Company’s general assets.
8.Method of Payment
A Participant must pay for shares of Stock purchased under the Plan with accumulated payroll deductions credited to the Participant’s Account. Notwithstanding the foregoing or any provisions to the contrary in this Plan, the Company may (but is not required to) allow Participants to make other contributions under this Plan via cash, check, or other means instead of payroll deductions, and for any Option Period under Section 423 of the Code, the Company determines that such other contributions are permissible under Section 423 of the Code. Any such other contributions must be made in a manner, in an amount and by the deadline prescribed by the Company and, once made, shall be credited to the Participant’s Account.
9.Purchase Price
The Purchase Price of shares of Stock issued pursuant to the exercise of an Option on each Exercise Date will be eighty-five percent (85%) (or such greater percentage specified by the Administrator to the extent permitted under Section 423) of the Fair Market Value of a share of Stock on the date on which the Option is deemed exercised pursuant to Section 10 of the Plan (i.e., the Exercise Date).
10.Exercise of Options
(a)Purchase of Shares. Subject to the limitations set forth in Section 6 of the Plan and this Section 10, with respect to each Option Period, on the applicable Exercise Date, each Participant will be deemed to have exercised his or her Option and the accumulated payroll deductions in the Participant’s Account will be applied to purchase the greatest number of shares of Stock (rounded down to the nearest whole share) that can be purchased with such Account balance at the applicable Purchase Price; provided, however, that no more than 1,000 shares of Stock may be purchased by a Participant on any Exercise Date, or such lesser number as the Administrator may prescribe in accordance with Section 423 (the “Maximum Share Limit”). As soon as practicable thereafter, shares of Stock so purchased will be placed, in book-entry form, into a record keeping account in the name of the Participant. No fractional shares will be purchased pursuant to the exercise of an Option under the Plan; any accumulated payroll deductions in a Participant’s Account that are not sufficient to purchase a whole share will be retained in the Participant’s Account for the subsequent Option Period, subject to earlier withdrawal by the Participant as provided in Section 13 hereof.

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(b)Return of Account Balance. Except as provided in Section 10(a) above with respect to fractional shares, any accumulated amount of payroll deductions in a Participant’s Account for an Option Period that are not used for the purchase of shares of Stock, whether because of the Participant’s withdrawal from participation in an Option Period or for any other reason, will be returned to the Participant (or his or her designated beneficiary or legal representative, as applicable), without interest, as soon as administratively practicable after such withdrawal or other event, as applicable. If the Participant’s accumulated payroll deductions on the Exercise Date of an Option Period would otherwise enable the Participant to purchase shares of Stock in excess of the Maximum Share Limit or the maximum Fair Market Value set forth in Section 6 of the Plan, the excess of the amount of the accumulated payroll deductions over the aggregate Purchase Price of the shares of Stock actually purchased will be returned to the Participant, without interest, as soon as administratively practicable after such Exercise Date.
11.Interest
No interest will accrue or be payable on any amount held in the Account of any Participant.
12.Taxes
Payroll deductions will be made on an after-tax basis. The Administrator will have the right to make such provision as it deems necessary for, and may condition the exercise of an Option on, the satisfaction of its obligations to withhold federal, state, local income or other taxes incurred by reason of the purchase or disposition of shares of Stock under the Plan. In the Administrator’s discretion and subject to applicable law, such tax obligations may be satisfied in whole or in part by delivery of shares of Stock to the Company, including shares of Stock purchased under the Plan, valued at Fair Market Value, but not in excess of the maximum withholding amount consistent with the award being subject to equity accounting treatment under the Accounting Rules.
13.Cancellation and Withdrawal
A Participant who has been granted an Option under the Plan may cancel all (but not less than all) of such Option and terminate his or her participation in the Plan by notice to the Administrator in accordance with the procedures prescribed by, and in a form acceptable to, the Administrator. To be effective with respect to an upcoming Exercise Date, such cancellation notice must be delivered not later than 21 calendar days prior to such Exercise Date (or such other time as specified by the Administrator). Upon such termination and cancellation, the balance in the Participant’s Account will be returned to the Participant, without interest, as soon as administratively practicable thereafter. For the avoidance of doubt, a Participant who reduces his or her withholding rate for a future Option Period to zero percent (0%) pursuant to Section 7 of the Plan will be deemed to have terminated his or her payroll deduction authorization and canceled his or her participation in the Plan as to such Option Period and all future Option Periods, unless the Participant delivers a new payroll deduction authorization for a subsequent Option Period in accordance with the rules of Section 7(b) of the Plan.
14.Termination of Employment; Death of Participant
Upon the termination of a Participant’s employment with the Company or a Designated Subsidiary, as applicable, for any reason (including the death of a Participant during an Option Period prior to an Exercise Date) or in the event the Participant ceases to qualify as an Eligible Employee, the Participant will cease to be a Participant, any Option held by the Participant under the Plan will be canceled, the balance in the Participant’s Account will be returned to the

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Participant (or his or her estate or designated beneficiary in the event of the Participant’s death), without interest, as soon as administratively practicable thereafter, and the Participant will have no further rights under the Plan.
15.Equal Rights; Participant’s Rights Not Transferable
All Participants granted Options in an offering under the Plan will have the same rights and privileges, consistent with the requirements set forth in Section 423. Any Option granted under the Plan will be exercisable during the Participant’s lifetime only by him or her and may not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates or attempts to violate the terms of this Section 15, as determined by the Administrator in its sole discretion, any Options granted to the Participant under the Plan may be terminated by the Company and, upon the return to the Participant of the balance of his or her Account, without interest, all of the Participant’s rights under the Plan will terminate.
16.Change in Capitalization; Corporate Transaction
(a)Change in Capitalization. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of the Accounting Rules, the Administrator shall make appropriate adjustments to the aggregate number and type of shares of stock available under the Plan, the number and type of shares of stock granted under any outstanding Options, the maximum number and type of shares of stock purchasable under any outstanding Option, and/or the Purchase Price under any outstanding Option, in any case, in a manner that complies with Section 423.
(b)Corporate Transaction. In the event of a sale of all or substantially all of the Stock or a sale of all or substantially all of the assets of the Company, or a merger or similar transaction in which the Company is not the surviving corporation or that results in the acquisition of the Company by another person, the Administrator may, in its discretion, (i) if the Company is merged with or acquired by another corporation, provide that each outstanding Option will be assumed or exchanged for a substitute Option granted by the acquiror or successor corporation or by a parent or subsidiary of the acquiror or successor corporation, (ii) cancel each outstanding Option and return the balances in Participants’ Accounts to the Participants, and/or (iii) pursuant to Section 18 of the Plan, terminate the Option Period on or before the date of the proposed sale, merger or similar transaction.
17.Administration
The Plan will be administered by the Administrator. The Administrator has discretionary authority, subject only to the express provisions of the Plan, to administer and interpret the Plan; to determine eligibility under the Plan; to prescribe forms, rules and procedures relating to the Plan; and to otherwise do all things necessary or desirable to carry out the purposes of the Plan. Determinations of the Administrator made with respect to the Plan are conclusive and bind all persons.
The Administrator may specify the manner in which the Company and/or Employees are to provide notices and forms under the Plan, and may require that such notices and forms be submitted electronically.
18.Amendment and Termination of Plan
(a)Amendment. The Administrator reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable; provided, however, that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 will

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have no force or effect unless approved by the shareholders of the Company within twelve (12) months before or after its adoption.
(b)Termination. The Administrator reserves the right at any time or times to suspend or terminate the Plan. In connection therewith, the Administrator may provide, in its sole discretion, either that outstanding Options will be exercisable on the Exercise Date for the applicable Option Period or on such earlier date as the Administrator may specify (in which case such earlier date will be treated as the Exercise Date for the applicable Option Period), or that the balance of each Participant’s Account will be returned to the Participant, without interest.
19.Approvals
Shareholder approval of the Plan will be obtained prior to the date that is twelve (12) months after the date of Board approval. In the event that the Plan has not been approved by the shareholders of the Company prior to July 14, 2022, all Options to purchase shares of Stock under the Plan will be cancelled and become null and void.
Notwithstanding anything herein to the contrary, the obligation of the Company to issue and deliver shares of Stock under the Plan will be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of such shares of Stock and to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with other applicable legal requirements in effect from time to time.
20.Participants’ Rights as Shareholders and Employees
A Participant will have no rights or privileges as a shareholder of the Company and will not receive any dividends in respect of any shares of Stock covered by an Option granted hereunder until such Option has been exercised, full payment has been made for such shares, and the shares have been issued to the Participant.
Nothing contained in the provisions of the Plan will be construed as giving to any Employee the right to be retained in the employ of the Company or any Designated Subsidiary or as interfering with the right of the Company or any Designated Subsidiary to discharge, promote, demote or otherwise re-assign any Employee from one position to another within the Company or any Designated Subsidiary at any time.
21.Restrictions on Transfer; Information Regarding Disqualifying Dispositions.
(a)Restrictions on Transfer. Shares of Stock purchased under the Plan may, in the discretion of the Administrator, be subject to a restriction prohibiting the transfer, sale, pledge or alienation or such shares of Stock by a Participant, other than by will or by the laws of descent and distribution, for such period following such purchase as may be determined by the Administrator.
(b)Disqualifying Dispositions. By electing to participate in the Plan, each Participant agrees to provide such information about any transfer of Stock acquired under the Plan that occurs within two years after the first day of the Option Period in which such Stock was acquired and within one year after the day such Stock was purchased as may be requested by the Company or any Designated Subsidiary in order to assist it in complying with applicable tax laws.
22.Miscellaneous
(a)Waiver of Jury Trial. By electing to participate in the Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights

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under the Plan or with respect to any Option, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees (or will be deemed to have agreed) that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By electing to participate in the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit any dispute arising under the terms of the Plan or in respect of any Option to binding arbitration or as limiting the ability of the Company to require any individual to agree to submit such disputes to binding arbitration as a condition of receiving an Option hereunder.
(b)Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other person by reason of any acceleration of income, any additional tax, or any penalty, interest or other liability asserted by reason of the failure of the Plan or any Option to satisfy the requirements of Section 423, or otherwise asserted with respect to the Plan or any Option.
(c)Unfunded Plan. The Company’s obligations under the Plan are unfunded, and no Participant will have any right to specific assets of the Company in respect of any Option. Participants will be general unsecured creditors of the Company with respect to any amounts due or payable under the Plan.
23.Establishment of Sub-Plans
Notwithstanding the foregoing or any provision of the Plan to the contrary, consistent with the requirements of Section 423, the Administrator may, in its sole discretion, amend the terms of the Plan, or an offering and/or provide for separate offerings under the Plan in order to, among other things, reflect the impact of local law outside of the United States as applied to one or more Eligible Employees of a Designated Subsidiary and may, where appropriate, establish one or more sub-plans to reflect such amended provisions.
24.Governing Law
(a)Certain Requirements of Corporate Law. Options and shares of Stock will be granted, issued and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.
(b)Other Matters. Except as otherwise provided by the express terms of a sub-plan described in Section 23 or as provided in Section 24(a), the domestic substantive laws of the State of Delaware govern the provisions of the Plan and of Options under the Plan and all claims or disputes arising out of or based upon the Plan or any Option or relating to the subject matter hereof or thereof without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
(c)Jurisdiction. By electing to participant in the Plan, each Participant agrees or will be deemed to have agreed to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Option; (ii) not commence any suit, action or other

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proceeding arising out of or based upon the Plan or any Option, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware; and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or any Option or the subject matter thereof may not be enforced in or by such court.
25.Effective Date and Term
The Plan will become effective upon adoption of the Plan by the Board and no rights will be granted hereunder after the earliest to occur of (a) the Plan’s termination by the Company, (b) the issuance of all shares of Stock available for issuance under the Plan or (c) the day before the 10-year anniversary of the date the Board approves the Plan.

EXHIBIT A
Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:
“401(k) Plan”: A savings plan qualifying under Section 401(k) of the Code that is sponsored by the Company or one of its Subsidiaries for the benefit of its employees.
“Account”: A notional payroll deduction account maintained in the Participant’s name on the books of the Company.
“Accounting Rules”: Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.
“Administrator”: The Compensation Committee of the Board, except that the Compensation Committee may delegate its authority under the Plan to a sub-committee comprised of one or more of its members, to members of the Board, or to officers or employees of the Company to the extent permitted by applicable law. In each case, references herein to the Administrator refer, as applicable, to such persons or groups so delegated to the extent of such delegation.
“Board”: The board of directors of the Company.
“Business Day”: Any day on which the established national exchange or trading system (including the Nasdaq Global Stock Market) on which the Stock is traded is available and open for trading.
“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect, including any applicable regulations and guidance thereunder.
“Company”: Hillman Solutions Corp., a Delaware corporation.
“Designated Subsidiary”: A Subsidiary of the Company that has been designated by the Board or the Compensation Committee of the Board from time to time as eligible to participate in the Plan. For the avoidance of doubt, any Subsidiary of the Company, whether or

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not a Subsidiary on the Effective Date, shall be eligible to be designated as a Designated Subsidiary hereunder.

“Effective Date”: The date set forth in Section 25 of the Plan.
“Eligible Compensation”: Regular base salary, regular base wages, overtime payments, regular annual, quarterly and monthly cash bonuses payable pursuant to a short-term cash incentive plan, commissions and sales incentives (excluding, for the avoidance of doubt, any long-term or equity-based incentive payments or awards, sign-on bonuses, retention bonuses, stipends, or other non-recurring or special bonuses). Eligible Compensation will not be reduced by any income or employment tax withholdings or any contributions by the Employee to a 401(k) Plan or a plan under Section 125 of the Code, but will be reduced by any contributions made on the Employee’s behalf by the Company or any Subsidiary to any deferred compensation plan or welfare benefit program now or hereafter established.
“Eligible Employee”: Any Employee who meets the eligibility requirements set forth in Section 4 of the Plan.
“Employee”: Any person who is employed by the Company or a Designated Subsidiary.
For the avoidance of doubt, independent contractors and consultants are not “Employees”.
“Exercise Date”: The date set forth in Section 5 of the Plan or otherwise designated by the Administrator with respect to a particular Option Period on which a Participant will be deemed to have exercised the Option granted to him or her for such Option Period.
“Fair Market Value”:
(a)If the Stock is readily traded on an established national exchange or trading system (including the Nasdaq Global Stock Market), the closing price of a share of Stock as reported by the principal exchange on which such Stock is traded; provided, however, that if such day is not a trading day, Fair Market Value will mean the reported closing price of a share of Stock for the immediately preceding day that is a trading day.
(b)If the Stock is not traded on an established national exchange or trading system, the average of the bid and ask prices for shares Stock where the bid and ask prices are quoted.
(c)If the Stock cannot be valued pursuant to clauses (a) or (b), the value as determined in good faith by the Board in its sole discretion.
“Maximum Share Limit”: The meaning set forth in Section 10 of the Plan.
“Option”: An option granted pursuant to the Plan entitling the holder to acquire shares of Stock upon payment of the Purchase Price per share of Stock.
“Option Period”: An offering period established in accordance with Section 5 of the
Plan.
“Parent”: A “parent corporation” as defined in Section 424(e) of the Code.
“Participant”: An Eligible Employee who elects to participate in an Option Period under the Plan.

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“Plan”: The Hillman Solutions Corp. 2021 Employee Stock Purchase Plan, as from time to time amended and in effect.
“Purchase Price”: The price per share of Stock with respect to an Option Period determined in accordance with Section 9 of the Plan.
“Section 423”: Section 423 of the Code and the regulations thereunder.
“Stock”: Common stock of the Company, par value $0.001 per share.
“Subsidiary”: A “subsidiary corporation” as defined in Section 424(f) of the Code.

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HOUSEHOLDING OF PROXY MATERIALS
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the Notice of Availability of Proxy Materials (or proxy materials in the case of stockholders who receive paper copies of such materials) unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our Notice of Availability of Proxy Materials (or proxy materials in the case of stockholders who receive paper copies of such materials), or if you hold in more than one account, and in either case you wish to receive only a single copy for your household or if you prefer to receive separate copies of our documents in the future, please contact your bank or broker, or contact our Secretary at 1280 Kemper Meadow Dr., Forest Park, Ohio 45240, or via telephone at 513-851-4900.
Beneficial stockholders can request information about householding from their banks, brokers, or other holders of record.

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HILLMAN

HILLMAN SOLUTIONS CORP.
1280 KEMPER MEADOW DR.
FOREST PARK, OH 45240

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You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Hillman Solutions Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V64591-P28176 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HILLMAN SOLUTIONS CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" Items 1, 2, 3, 4, and 5.

Vote on Directors

1. ELECTION OF DIRECTORS

Nominees:	**For**	**Against**	**Abstain**
1a. Jon Michael Adinolfi	☐	☐	☐
1b. Douglas J. Cahill	☐	☐	☐
1c. Diane C. Honda	☐	☐	☐

Vote on Proposals

	For	**Against**	**Abstain**
2. Approve, by non-binding vote, the compensation of our named executive officers;	☐	☐	☐
3. Approve an increase in number of shares reserved under our 2021 Equity Incentive Plan;	☐	☐	☐
4. Approve an increase in number of shares reserved under our Employee Stock Purchase Plan;	☐	☐	☐
5. Ratify the selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2025; and	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted "FOR" Items 1, 2, 3, 4, and 5.** If any other matters properly come before the meeting.

Please sign your name(s) exactly as it appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting on June 3, 2025:
The Combined Proxy Statement / Annual Report are available at www.proxyvote.com.

V64592-P28176

Hillman Solutions Corp.
ANNUAL MEETING OF STOCKHOLDERS
TUESDAY, JUNE 3, 2025
8:30 AM, EASTERN TIME
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Robert O. Kraft and Amanda Kitzberger, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Hillman Solutions Corp. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m., Eastern Time on June 3, 2025, at the virtual meeting accessible at www.virtualshareholdermeeting.com/HLMN2025, and any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND "FOR" Items 1, 2, 3, 4, and 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE